UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials



                   MINNESOTA MINING AND MANUFACTURING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

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     [_]  Fee paid previously with preliminary materials:
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

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          3)   Filing Party:

________________________________________________________________________________
          4)   Date Filed:

________________________________________________________________________________

W. JAMES MCNERNEY, JR.
Chairman of the Board and
Chief Executive Officer





March 29, 2002





                                                                          [LOGO]



Dear Stockholder:

     I am pleased to invite you to attend the Annual Meeting of Stockholders of 3M, which will be held on Tuesday, May 14, 2002, at 10 a.m., at the RiverCentre, 175 West Kellogg Boulevard, St. Paul, Minnesota.

     Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. I will report on current operations and discuss our plans for growth. We also will leave plenty of time for your questions and comments.

     The fine attendance of our stockholders at annual meetings over the years has been very helpful in maintaining good communications and understanding. We sincerely hope you will be able to be with us. YOUR ATTENDANCE CARDS TO THE ANNUAL MEETING ARE LOCATED ON THE BACK COVER OF THIS PROXY STATEMENT.

     Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote on the Internet, by telephone, or by completing and mailing a traditional proxy card. Voting over the Internet, by telephone, or by written proxy card will ensure your representation at the Annual Meeting, if you do not plan to attend in person. Please review the instructions on the proxy card regarding each of these voting options.

     Thank you for your ongoing support of 3M.



Sincerely,


/s/ Jim McNerney

                       2002 ANNUAL MEETING OF STOCKHOLDERS

                 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                                TABLE OF CONTENTS





Notice of Annual Meeting of Stockholders .................................................  iii

Questions and Answers about the Proxy Materials and the Annual Meeting ...................  1

 Why am I receiving these materials? .....................................................  1

 What information is contained in these materials? .......................................  1

 What is 3M's voting recommendation for the proposals to be voted on at the meeting? .....  1

 What shares owned by me can be voted? ...................................................  1

 What is the difference between holding shares as a stockholder of record and as a beneficial owner? .................................................................  2

 How can I vote my shares? ...............................................................  2

 Can I change my vote? ...................................................................  3

 How are votes counted? ..................................................................  3

 What is the voting requirement to approve each of the proposals? . ......................  3

 What does it mean if I receive more than one proxy or voting instruction card? ..........  3

 How can I obtain an admission ticket for the meeting? ...................................  3

 Where can I find the voting results of the meeting? .....................................  3

 What class of shares is entitled to be voted? ...........................................  3

 What is the quorum requirement for the meeting? .........................................  4

 Who will count the vote? ................................................................  4

 Is my vote confidential? ................................................................  4

 Who will bear the cost of soliciting votes for the meeting? .............................  4

 Does 3M offer stockholders the option of viewing Annual Reports to Stockholders and Proxy
  Statements via the Internet? ...........................................................  4

 How do I elect this option? .............................................................  4

 What happens if additional proposals are presented at the meeting? ......................  5

 May I propose actions for consideration at next year's Annual Meeting of Stockholders or nominate individuals to serve as directors? ............................................  5

Board Structure and Compensation .........................................................  6

Proposals To Be Voted On .................................................................  8

 Proposal No. 1 -- Election of Directors .................................................  8

 Proposal No. 2 -- Ratification of Independent Auditors .................................. 12

 Proposal No. 3 -- Adoption of the Management Stock Ownership Program .................... 12

 Proposal No. 4 -- Approval of performance goals under the Performance Unit Plan ......... 16

 Proposal No. 5 -- Amendment to the Executive Profit Sharing Plan ........................ 17

 Proposal No. 6 -- Stockholder Proposal .................................................. 18




Common Stock Ownership of Directors and Executive Officers .............................     20

 Beneficial Ownership Table ............................................................     20

 Section 16(a) Beneficial Ownership Reporting Compliance ...............................     21

Executive Compensation .................................................................     22

 Summary Compensation Table ............................................................     22

 Option Grants in Last Fiscal Year .....................................................     24

 Option Exercises and Fiscal Year-End Option Values Table ..............................     25

 Long-Term Incentive Plan Awards Table .................................................     26

 Employment Contract, Termination of Employment, and Change-in-Control Arrangements ....     27

 Retirement Benefits ...................................................................     28

 Report of the Compensation Committee of the Board of Directors ........................     29

 Compensation Committee Interlocks and Insider Participation ...........................     32

 Stock Performance Graph ...............................................................     32

Report of the Audit Committee of the Board of Directors ................................     33

Appendix A: Proposed 2002 Management Stock Ownership Program ...........................    A-1


                  MINNESOTA MINING AND MANUFACTURING COMPANY
                      3M CENTER, ST. PAUL, MINNESOTA 55144



                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS




TIME                10:00 a.m. on Tuesday, May 14, 2002

PLACE               RiverCentre
                    175 West Kellogg Boulevard
                    St. Paul, Minnesota

ITEMS OF BUSINESS   (1) To elect directors to the 2005 Class;
                    (2) To ratify the appointment of PricewaterhouseCoopers LLP as 3M's independent auditors;
                    (3) To consider adoption of a 2002 Management Stock
                    Ownership Program;
                    (4) To consider approval of the material terms of the performance goals under the Performance Unit Plan;
                    (5) To consider adoption of an amendment to the Executive
                    Profit Sharing Plan;
                    (6) To consider a stockholder proposal relating to stockholder approval of a poison pill; and
                    (7) To consider such other business as may properly come before the Annual Meeting.

RECORD DATE         You are entitled to vote if you were a stockholder at the
                    close of business on Friday, March 15, 2002.

MEETING ADMISSION   Two cutout admission tickets are included on the back cover of this proxy statement.

VOTING BY PROXY     Please submit a proxy as soon as possible so that your
                    shares can be voted at the meeting in accordance with your instructions. You may submit your proxy
                    (1) Over the Internet,
                    (2) By telephone, or
                    (3) By mail.
                    For specific instructions, please refer to the QUESTIONS AND
                    ANSWERS on page 1 of this proxy statement and the voting instructions on the proxy card.


                                                 By Order of the Board of
                                                 Directors

                                                 /s/ GREGG M. LARSON
                                                 GREGG M. LARSON
                                                 ASSISTANT GENERAL COUNSEL
                                                 AND SECRETARY

THIS PROXY STATEMENT AND PROXY CARD ARE BEING DISTRIBUTED ON OR ABOUT MARCH 29, 2002.

                  MINNESOTA MINING AND MANUFACTURING COMPANY
                      3M CENTER, ST. PAUL, MINNESOTA 55144
                                 March 29, 2002


              PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, MAY 14, 2002


QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

     Q: WHY AM I RECEIVING THESE MATERIALS?

     A: The Board of Directors (the "Board") of Minnesota Mining and Manufacturing Company ("3M") is providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at 3M's Annual Meeting of Stockholders that will take place on May 14, 2002. You are invited to attend the meeting and are requested to vote on the proposals described in this proxy statement.

     Q: WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

     A: The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Our 2001 Annual Report is enclosed in this mailing and also available to those accessing the proxy statement via the Internet.

     Q: WHAT IS 3M'S VOTING RECOMMENDATION FOR THE PROPOSALS TO BE VOTED ON AT THE MEETING?

     A: The following proposals are scheduled to be voted on at the meeting. 3M's Board recommends that you vote your shares for each proposal as indicated below.


--------------------------------------------------------------------   ----------------------------
              PROPOSALS TO BE VOTED ON AT THE MEETING:                  3M'S VOTING RECOMMENDATION:
--------------------------------------------------------------------   ----------------------------
 1. The election of directors for a 3-year term                                    "FOR"
                                                                               each nominee
                                                                               to the Board
--------------------------------------------------------------------   ----------------------------
 2. The ratification of the appointment of PricewaterhouseCoopers                  "FOR"
    LLP as 3M's independent auditors
--------------------------------------------------------------------   ----------------------------
 3. Adoption of the 2002 Management Stock Ownership Program                        "FOR"
--------------------------------------------------------------------   ----------------------------
 4. Approval of the material terms of the performance goals under                  "FOR"
    the Performance Unit Plan
--------------------------------------------------------------------   ----------------------------
 5. Amendment to the Executive Profit Sharing Plan                                 "FOR"
--------------------------------------------------------------------   ----------------------------
 6. Consideration of a stockholder proposal relating to stockholder
    approval of a poison pill.                                                   "AGAINST"
--------------------------------------------------------------------   ----------------------------


     Q: WHAT SHARES OWNED BY ME CAN BE VOTED?

     A: All shares owned by you as of March 15, 2002, the RECORD DATE, may be voted by you. These shares include those (1) held directly in your name as the STOCKHOLDER OF RECORD, including shares purchased through 3M's Dividend Reinvestment Plan and 3M's General Employees Stock Purchase Plan and (2) held for you as the BENEFICIAL OWNER through a stockbroker, bank, trustee, or other nominee, including those shares acquired through 3M's Voluntary Investment Plan and Employee Stock Ownership Plan and the 3M Savings Plan.

     Participants in 3M's Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan may direct the trustee how to vote the shares allocated to the participant's account by following the voting instructions contained on the proxy card. Participants in the Voluntary Investment Plan and Employee Stock Ownership Plan may also direct the trustee how to vote a proportionate number of allocated shares of common stock for which it has not received direction, as well as shares not allocated to individual participant accounts, by following the same voting instructions. If you fail to direct the trustee how to vote your shares by following these voting instructions, the trustee will vote your shares as described in the voting instructions.

     Q: WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

     A: Most 3M stockholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

     o STOCKHOLDER OF RECORD -- If your shares are registered directly in your name with 3M's transfer agent, Wells Fargo Bank Minnesota, N.A., you are considered, with respect to those shares, the stockholder of record and these proxy materials are being sent directly to you by 3M. As the stockholder of record, you have the right to grant your voting proxy directly to 3M or to vote in person at the meeting. 3M has enclosed a proxy card for you to use.

     o BENEFICIAL OWNER -- If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee is obligated to provide you with a voting instruction card for you to use. If your shares are held in your account in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan, you are considered the beneficial owner of these shares for which the trustee of the plans is the stockholder of record. As the beneficial owner, you have the right to direct the trustee on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting.

     Q: HOW CAN I VOTE MY SHARES?

     A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. If you own shares beneficially as a participant in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan, you may vote by submitting voting instructions to the trustee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

     o BY INTERNET -- If you have Internet access, you may submit your proxy from any location in the world by following the "Vote by Internet" instructions on the proxy card.

     o BY TELEPHONE -- If you live in the United States, you may submit your proxy by following the "Vote by Phone" instructions on the proxy card.

     o BY MAIL -- You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as described below in "HOW ARE VOTES COUNTED?"

     Q: CAN I CHANGE MY VOTE?

     A: You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

     Q: HOW ARE VOTES COUNTED?

     A: In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For the other proposals, you may vote "FOR," "AGAINST," or "ABSTAIN." If you "ABSTAIN," it has the same effect as a vote "AGAINST." If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board, except that any shares held in your account in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan will be voted by the trustee as described on page 1 in "WHAT SHARES OWNED BY ME CAN BE VOTED?"

     Q: WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

     A: The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote. All other proposals require the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy at the meeting and entitled to vote. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes, as described in "WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?" on page 4. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

     Q: WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION CARD?

     A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

     Q: HOW CAN I OBTAIN AN ADMISSION TICKET FOR THE MEETING?

     A: Two cutout admission tickets are included on the back of this proxy statement.

     Q: WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

     A: We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of 2002. A news release with voting results will be available on our website (www.3M.com/profile/pressbox/index.html).

     Q: WHAT CLASS OF SHARES IS ENTITLED TO BE VOTED?

     A: Each share of our common stock outstanding as of the close of business on March 15, 2002, the RECORD DATE, is entitled to one vote at the Annual Meeting. On March 15, 2002, we had 389,953,606 shares of common stock issued and outstanding. The shares of common stock in the Company's treasury on that date will not be voted.

     Q: WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?

     A: The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

     Q: WHO WILL COUNT THE VOTE?

     A: Representatives of Wells Fargo Bank Minnesota, N.A., 3M's transfer agent, will tabulate the votes and act as the inspectors of election.

     Q: IS MY VOTE CONFIDENTIAL?

     A: The Company's Board of Directors has adopted a policy that all stockholder proxies, ballots, and tabulations that identify stockholders are to be maintained in confidence. No such document shall be available for examination, nor shall the identity and vote of any stockholder be disclosed, except as may be necessary to meet applicable legal requirements and to allow the inspectors of election to certify the results of the stockholder vote. The policy also provides that inspectors of election for stockholder votes shall be independent and shall not be employees of the Company. Occasionally, stockholders provide written comments on their proxy card that may be forwarded to 3M management.

     Q: WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?

     A: 3M will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials, except that certain expenses for Internet access will be incurred by you if you choose to access the proxy materials and/or vote over the Internet. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Georgeson Shareholder Communications, Inc. to assist us in the distribution of proxy materials and the solicitation of votes. We will pay Georgeson Shareholder Communications, Inc. a fee of $15,000 plus expenses for these services. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of stock.

     Q: DOES 3M OFFER STOCKHOLDERS THE OPTION OF VIEWING ANNUAL REPORTS TO STOCKHOLDERS AND PROXY STATEMENTS VIA THE INTERNET?

     A: Yes. 3M offers stockholders of record the option to view future Annual Reports to Stockholders and Proxy Statements via the Internet, instead of receiving paper copies of these documents in the mail.

     Q: HOW DO I ELECT THIS OPTION?

     A: If you are interested in viewing future Annual Reports to Stockholders and Proxy Statements on the Internet, instead of receiving paper copies of these documents, please do the following:

       (1) You will need your account number, which can be found above your name and address on your dividend check stub and your social security number, if you have a social security number.

       (2) Go to web site http://www.econsent.com/mmm.

       (3) Review Important Considerations and Frequently Asked Questions.

       (4) Follow the prompts.

     Q: WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?

     A: Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, W.J. McNerney, Jr., 3M's Chairman and CEO, E.A. Brennan, R.L. Ridgway, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

     Q: MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OF STOCKHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

     A: You may submit proposals for consideration at future stockholder meetings, including director nominations.

     o STOCKHOLDER PROPOSALS: In order for a stockholder proposal to be considered for inclusion in 3M's proxy statement for next year's Annual Meeting, the written proposal must be RECEIVED by the Corporate Secretary no later than 5 p.m. Central Time on December 3, 2002. SUCH PROPOSALS MUST BE IN WRITING AND SENT VIA REGISTERED, CERTIFIED, OR EXPRESS MAIL (OR OTHER MEANS THAT ALLOWS THE STOCKHOLDER TO DETERMINE WHEN THE PROPOSAL WAS RECEIVED BY THE COMPANY) TO: GREGG M. LARSON, ASSISTANT GENERAL COUNSEL AND SECRETARY, MINNESOTA MINING AND MANUFACTURING COMPANY, 3M CENTER, BLDG. 0220-11-W-02, ST. PAUL, MN 55144-1000. Such proposals also will need to comply with Securities and Exchange Commission ("SEC") regulations regarding the inclusion of stockholder proposals in Company sponsored proxy materials.

          Similarly, in order for a stockholder proposal to be raised from the floor during next year's Annual Meeting, the stockholder's written notice must be received by the Corporate Secretary between January 14, 2003, and February 13, 2003, and shall contain such information as required under our Bylaws. Please note that these requirements relate only to matters a shareholder wishes to bring before the Annual Meeting. They do not apply to proposals that a shareholder wishes to have included in the Company's proxy statement.

     o NOMINATION OF DIRECTOR CANDIDATES: You may propose director candidates for consideration by our Nominating and Governance Committee. In addition, our Bylaws permit stockholders to nominate directors at a stockholder meeting. In order to make a director nomination at a stockholder meeting it is necessary that the stockholder's written notice must be received by the Corporate Secretary between January 14, 2003, and February 13, 2003, and shall contain such information as required under our Bylaws.

     o COPY OF BYLAWS PROVISIONS: You may contact the Corporate Secretary at our Company headquarters for a copy of the relevant provisions of the Bylaws regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD STRUCTURE AND COMPENSATION
     The Board is divided into three classes serving staggered three-year terms. The Board has eleven directors and the following four Committees: Audit, Compensation, Nominating and Governance, and Public Issues. The membership during 2001 and the function of each Committee are described below.

     During 2001, the Board of Directors held six meetings. The Audit, Compensation, Nominating and Governance and Public Issues Committees held four, four, four, and three meetings, respectively, during 2001. With the exception of one director, who was not able to attend the Board and Committee meetings on November 12, 2001, each director attended all of the Board meetings and the meetings of Board Committees on which the director served.


                                                       NOMINATING
                                                           AND      PUBLIC
NAME OF DIRECTOR              AUDIT     COMPENSATION   GOVERNANCE   ISSUES
--------------------------   -------   -------------- ------------ -------
NON-EMPLOYEE DIRECTORS:
--------------------------   -------   -------------- ------------ -------
Linda G. Alvarado               X                                     X
--------------------------   -------   -------------- ------------ -------
Edward A. Brennan                             X*            X
--------------------------   -------   -------------- ------------ -------
Vance D. Coffman                X                           X
--------------------------   -------   -------------- ------------ -------
Edward M. Liddy                 X*                          X
--------------------------   -------   -------------- ------------ -------
Aulana L. Peters                X                           X
--------------------------   -------   -------------- ------------ -------
Rozanne L. Ridgway                            X             X*
--------------------------   -------   -------------- ------------ -------
Kevin W. Sharer                 X                                     X
--------------------------   -------   -------------- ------------ -------
Frank Shrontz                                 X                       X*
--------------------------   -------   -------------- ------------ -------
Louis W. Sullivan                             X                       X
--------------------------   -------   -------------- ------------ -------
EMPLOYEE DIRECTORS:
--------------------------   -------   -------------- ------------ -------
Ronald O. Baukol                                                      X
--------------------------   -------   -------------- ------------ -------
W. James McNerney, Jr.                                      X
--------------------------   -------   -------------- ------------ -------

X = Committee Member; * = Chair

AUDIT COMMITTEE
   o Reviews the Company's financial reporting process, internal control systems, and the audit efforts of the Company's independent and internal auditors;

   o Recommends the appointment of independent auditors, subject to stockholder ratification, and oversees their independence;

   o Reviews with the independent auditors the scope of the annual audit, including fees and staffing, and nonaudit services provided by the auditors;

   o Reviews findings and recommendations of the independent auditors and management's response to the recommendations of the independent auditors; and

   o Reviews compliance with the Company's business conduct policies.

COMPENSATION COMMITTEE
   o Reviews compensation policies of the Company to ensure they provide appropriate motivation for corporate performance and increased shareholder value;

   o Determines, approves, and reports to the Board on all elements of compensation for executive officers, as described in the Report of the Compensation Committee; and

   o Interprets and supervises the administration of the Company's stock and long-term incentive compensation programs, and determines the employees who receive awards and the size of their awards under such programs.

NOMINATING AND GOVERNANCE COMMITTEE*
   o Selects and recommends candidates to the Board of Directors to be submitted for election at the Annual Meeting and candidates to fill any vacancies on the Board. The Board of Directors has adopted criteria with respect to its membership and the Committee will consider candidates recommended by stockholders in light of these criteria, provided such recommendations are made in accordance with the procedures described in this proxy statement under "May I propose actions for consideration at next year's Annual Meeting of Stockholders or nominate individuals to serve as directors?";

   o Reviews and makes recommendations to the Board of Directors concerning the composition and size of the Board and its Committees, frequency of meetings, directors' fees, and similar subjects;

   o Reviews and makes recommendations concerning retirement and tenure policy for Board membership; and

   o Responsible for management succession plans and addressing Board organizational and governance issues.

   *In February 2002, the Committee changed its name to Nominating and Governance Committee.

PUBLIC ISSUES COMMITTEE
     o Reviews public policy and social trends affecting the Company;

     o Monitors the Company's corporate citizenship activities; and

     o Evaluates Company policies and programs to enable the Company to respond appropriately to its social responsibilities and the public interest in the conduct of its businesses, including activities related to the improvement of the environment and community relations.

DIRECTORS' COMPENSATION
     The following table provides information on 3M's compensation and reimbursement practices during 2001 for nonemployee directors. Directors who are employed by 3M, Messrs. McNerney and Baukol, do not receive any compensation for their Board activities.


COMPENSATION TABLE FOR 2001



   Annual Director Retainer ..............................................     $ 80,000
   Minimum Percentage of Annual Retainer to be Paid in only 3M Stock .....         68.8%
   Board Meeting Attendance Fees .........................................     $  1,800
   Committee Meeting Attendance Fees .....................................     $  1,200
   Additional Retainer for Committee Chair ...............................     $  5,500
   Reimbursement for Expenses Attendant to Board Membership ..............          Yes


     Pursuant to the terms of the Company's 1992 Directors Stock Ownership Program, nonemployee directors received $55,000 of the total annual retainer of $80,000 in common stock of the Company. Nonemployee directors may elect to defer payment of all or a portion of the foregoing fees payable in cash through a deferred cash or common stock equivalents account, and fees payable in stock through a deferred common stock equivalents account. The nonemployee directors also may elect to receive common stock of the Company, on a current basis, at current fair market value, in lieu of cash retainer and meeting fees. Information regarding accumulated deferred stock is set forth in the section entitled "Common Stock Ownership of Directors and Executive Officers."

                            PROPOSALS TO BE VOTED ON


                                PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     The Board is divided into three classes serving staggered three-year terms. Directors for each class are elected at the Annual Meeting of Stockholders held in the year in which the term for their class expires.

     The terms of four directors will expire at the 2002 Annual Meeting. However, Frank Shrontz has indicated his intention to retire from the Board at the end of his term and accordingly he will not stand for reelection. Vance D. Coffman whose term expires at the 2002 Annual Meeting is standing for election for the first time to the 2005 Class. Directors elected at the 2002 Annual Meeting will hold office for a three-year term expiring at the Annual Meeting in 2005 (or until their respective successors are elected and qualified, or until their earlier death, resignation, or removal). There are no family relationships among the Company's executive officers and directors. Except for current employees of the Company, no nominee or incumbent director has been an employee of the Company within the past five years.

     The persons named as proxies intend to vote the proxies for the election of the nominees to the Board of Directors. If any of the nominees should be unavailable to serve as a director, an event which is not anticipated, the persons named as proxies reserve full discretion to vote for any other persons who may be nominated.

NOMINEES FOR THREE-YEAR TERMS THAT WILL EXPIRE IN 2005:

[PHOTO]

VANCE D. COFFMAN, 57, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, LOCKHEED MARTIN CORPORATION. Chairman of Lockheed Martin since April 1998, Chief Executive Officer of Lockheed Martin since August 1997, President of Lockheed Martin from June 1996 until August 1997, Vice Chairman of Lockheed Martin from August 1997 to April 1998, Chief Operating Officer of Lockheed Martin from January 1996 until August 1997, Executive Vice President of Lockheed Martin from January to June 1996, President and Chief Operating Officer of Lockheed Martin's Space & Strategic Missiles Sector from March 1995 to December 1995, Executive Vice President of Lockheed from 1992 to 1995, and President of Lockheed Space Systems Division from 1988 to 1992. He is a director of Bristol-Myers Squibb Company.

DIRECTOR SINCE 2002


[PHOTO]

ROZANNE L. RIDGWAY, 66, FORMER ASSISTANT SECRETARY OF STATE FOR EUROPE AND CANADA. Ambassador Ridgway served in the U.S. Foreign Service from 1957 to 1989, including assignments as Ambassador for Oceans and Fisheries Affairs, Ambassador to Finland and to the German Democratic Republic, and from 1985 and until her retirement in 1989, Assistant Secretary of State for European and Canadian Affairs. Ambassador Ridgway served as President until 1993 and Co-Chair until mid-1996 of the Atlantic Council of the United States, an association to promote better understanding of major foreign policy issues. She is a director of The Boeing Company, Emerson Electric Co., Sara Lee Corporation, Manpower Inc., the New Perspective Fund, the Center for Naval Analyses, and a trustee of Hamline University and the National Geographic Society. She is also chair of The Baltic-American Enterprise Fund.

DIRECTOR SINCE 1989


[PHOTO]

LOUIS W. SULLIVAN, 68, PRESIDENT, MOREHOUSE SCHOOL OF MEDICINE, ATLANTA, GEORGIA. Since completion of his medical training, Dr. Sullivan has held both professional and administrative positions in health care facilities and medical training institutions. He joined Morehouse College as Professor of Biology and Medicine in 1975 and was the founding dean and director of the Medical Education Program at the college. He was named President of Morehouse School of Medicine in 1981. He served as Secretary, United States Department of Health and Human Services, from 1989 to 1993. He returned to Morehouse School of Medicine in 1993. Dr. Sullivan is a director of BioSante Pharmaceuticals, Inc., Bristol-Myers Squibb Company, CIGNA Corporation, Equifax, Inc., Georgia-Pacific Corporation, and Household International. He is also a director of the Boy Scouts of America and a trustee of The Little League Foundation.

DIRECTOR SINCE 1993


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION TO THE BOARD OF EACH OF THE FOREGOING NOMINEES. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR" EACH OF THE NOMINEES UNLESS A CONTRARY VOTE IS SPECIFIED.

     The Company's directors listed below whose terms are not expiring this year will continue in office for the remainder of their terms or earlier in accordance with the Company's Bylaws. Ronald O. Baukol, whose term expires in 2003, indicated his intention to retire from the Board at the conclusion of the 2002 Annual Meeting. Information regarding the business experience of the incumbent directors is provided below.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2003


[PHOTO]

LINDA G. ALVARADO, 49, PRESIDENT AND CHIEF EXECUTIVE OFFICER, ALVARADO CONSTRUCTION, INC. In 1976, Ms. Alvarado founded Alvarado Construction, Inc. and has overseen the growth of that enterprise as a commercial general contracting firm. She is a director of Lennox International Inc., QWEST Communications International, Inc., Pitney Bowes, Inc., and The Pepsi Bottling Group, Inc. She is a co-owner of the Colorado Rockies Baseball Club.

DIRECTOR SINCE 2000



[PHOTO]

EDWARD M. LIDDY, 56, CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE ALLSTATE CORPORATION, THE PARENT OF ALLSTATE INSURANCE COMPANY, A PERSONAL LINES INSURANCE COMPANY. He was President and Chief Operating Officer of Allstate from 1994 to 1998. Before joining Allstate, Mr. Liddy was Senior Vice President and Chief Financial Officer of Sears, Roebuck and Co., where he held a variety of senior operating and financial positions since 1988. He is a director of The Kroger Co., Northwestern Memorial HealthCare, and Catalyst.

DIRECTOR SINCE 2000


[PHOTO]

AULANA L. PETERS, 60, RETIRED PARTNER, GIBSON, DUNN & CRUTCHER LLP, A LAW FIRM, LOS ANGELES, CALIFORNIA. Mrs. Peters joined Gibson, Dunn & Crutcher as an Associate in 1973. In 1980, she was named a Partner in the firm and continued in the practice of law until 1984, when she accepted an appointment as Commissioner of the Securities and Exchange Commission. In 1988, after serving four years as Commissioner, she returned to the private practice of law from which she retired on December 31, 2000. From January 1, 2001, to March 31, 2002, Mrs. Peters was a member of the Public Oversight Board ("POB") Panel of the American Institute of Certified Public Accountants. The POB had general oversight responsibility for auditors. Mrs. Peters was a member of the Steering Committee for Financial Accounting Standards Board's Financial Reporting Project and a member of the POB's Blue Ribbon Panel on Audit Effectiveness. She is also a director of Merrill Lynch & Co., Inc., and Northrop Grumman Corporation.

DIRECTOR SINCE 1990

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2004: [GRAPHIC OMITTED]



[PHOTO]

EDWARD A. BRENNAN, 68, RETIRED CHAIRMAN OF THE BOARD, PRESIDENT, AND CHIEF EXECUTIVE OFFICER, SEARS, ROEBUCK AND CO., A DIVERSIFIED COMPANY ENGAGED IN MERCHANDISING, CHICAGO, ILLINOIS. Mr. Brennan joined Sears in 1956. He was an Executive Vice President, 1978 to 1980; President and Chief Operating Officer for merchandising, 1980; Chairman and Chief Executive Officer, Sears Merchandise Group, 1981 to 1984; President and Chief Operating Officer, 1984 through 1985; and was elected Chairman of the Board and Chief Executive Officer of Sears, Roebuck and Co. in 1986. Mr. Brennan retired from Sears in 1995. He is a director of The Allstate Corporation, Morgan Stanley Dean Witter & Co., AMR Corporation, and Exelon Corporation. He is also Chairman of the Board of Trustees of Rush-Presbyterian-St. Luke's Medical Center, and a member of The Business Council.

DIRECTOR SINCE 1986


[PHOTO]

W. JAMES MCNERNEY, JR., 52, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER. Mr. McNerney was President and Chief Executive Officer, GE Aircraft Engines from 1997-2000; 1995-97: President and Chief Executive Officer, GE Lighting, Cleveland, OH; 1993-95: President, GE Asia-Pacific, Hong Kong; 1991-92:
President and Chief Executive Officer, GE Electrical Distribution & Control, Plainville, CT; 1989-91: Executive Vice President, GE Financial Services and GE Capital, Stamford, CT; 1988-89: President, GE Information Services, Rockville, MD; 1982-88: General Manager of GE Mobile Communications. Before joining General Electric in 1982, he first worked for Procter & Gamble in brand management and then as a senior manager at McKinsey & Co. He is a director of The Boeing Company and is a member of the Advisory Board of Kellogg Graduate School of Management, the World Business Council for Sustainable Development, and The Business Council.

DIRECTOR SINCE 2001


[PHOTO]

KEVIN W. SHARER, 53, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, AMGEN INC., A BIOTECHNOLOGY COMPANY, THOUSAND OAKS, CALIFORNIA. Mr. Sharer joined Amgen in 1992 as its President and Chief Operating Officer and served in that capacity until elected Amgen's Chairman and Chief Executive Officer in 2000. Prior to joining Amgen, Mr. Sharer served as President of the Business Markets Division of MCI Communications Corporation, from 1989 to 1992, and served in numerous executive capacities at General Electric Company, from 1984 to 1989. He is a director of Unocal Corporation.

DIRECTOR SINCE 2001

                                PROPOSAL NO. 2

                     RATIFICATION OF INDEPENDENT AUDITORS
     The Audit Committee recommended and the Board of Directors appointed the firm of PricewaterhouseCoopers LLP, independent auditors, to audit the consolidated financial statements of the Company and its subsidiaries for the year 2002. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Board of Directors will reconsider the selection.

     PricewaterhouseCoopers LLP has audited the Company's consolidated financial statements since 1975. The firm has offices and affiliates in most localities throughout the world where the Company has operations. Audit services provided by the firm in 2001 included: audit of consolidated financial statements of the Company and its subsidiaries; limited reviews of interim consolidated financial information; and consultations on matters related to accounting and financial reporting.

     PricewaterhouseCoopers LLP also provided a number of other audit and nonaudit services to the Company during 2001, all of which were reviewed by the Audit Committee.

     Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR" RATIFICATION UNLESS A CONTRARY VOTE IS SPECIFIED.


                                PROPOSAL NO. 3

                    2002 MANAGEMENT STOCK OWNERSHIP PROGRAM
     The 2002 Management Stock Ownership Program (the "2002 Program") is intended to be a successor to the Company's 1997 Management Stock Ownership Program, which will expire immediately prior to the 2002 Annual Meeting. With minor exceptions, the proposed 2002 Program is similar to previous management stock plans approved by the Company's stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ADOPT THE 2002 MANAGEMENT STOCK OWNERSHIP PROGRAM. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR" THIS PROPOSAL UNLESS A CONTRARY VOTE IS SPECIFIED.

VOTE REQUIRED
     Approval of the 2002 Program requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting.

SUMMARY OF THE 2002 PROGRAM

     OBJECTIVE: The objectives of the 2002 Program are to help the Company attract and retain outstanding employees, and to promote the growth and success of the Company's business by aligning the financial interests of these employees with the other stockholders of the Company.

     SECURITIES TO BE UTILIZED: The aggregate number of shares of the Company's common stock that may be issued or delivered as a result of stock options, restricted stock grants or other stock awards, or made subject to stock appreciation rights, granted under the 2002 Program, will not exceed 22,700,000, all or any portion of which may be treasury shares presently held by the Company or as hereafter reacquired or authorized but unissued shares. Of the total shares available for issuance or delivery under the 2002 Program, no more than 2,270,000 shares may be granted as restricted stock or other stock awards. It is anticipated that substantially all 22,700,000 shares will be utilized during the life of the 2002 Program, and it is also the Company's present intention to utilize treasury shares and shares reacquired from time to time hereafter under ongoing corporate repurchase programs, rather than to issue authorized but as yet unissued shares.

     PARTICIPATION AND ELIGIBILITY: Participation in the 2002 Program is limited to employees of the Company and those of its subsidiaries and affiliates designated by the Board of Directors. Eligibility criteria, the number of participants, and the number of shares under stock awards to be granted to individual employees will be determined by the Compensation Committee (or by the officers of the Company to whom it delegates such authority), which is composed entirely of nonemployee directors and which will act without the participation of any individual eligible to have participated within the prior one-year period. It is anticipated that approximately 11,500 employees will participate, including all five of the executive officers referenced in the Summary Compensation Table that remain in the employ of the Company. No individual employee may be granted awards under the 2002 Program with respect to more than 2,000,000 shares of the Company's common stock.

STOCK OPTIONS

     OPTION PRICE OF INCENTIVE STOCK OPTIONS: The option price will equal 100 percent of the fair market value of the Company's common stock on the date the option is granted.

     OPTION PRICE OF NONQUALIFIED OPTIONS: The option price will be no less than 100 percent of the fair market value of the Company's common stock on the date the option is granted.

     PAYMENT: Full payment for the shares must be made at the time the option is exercised. Payment may be made, in whole or in part, in shares of the Company's common stock valued at the fair market value on the date the option is exercised.

     TERM AND EXERCISABILITY: Each incentive stock option will have a term of ten years, and may be exercised at the time established by the Compensation Committee. Nonqualified stock options will have terms and will become exercisable at the time or times established by the Compensation Committee, although no nonqualified stock option will have a term longer than ten years (except that such term may be extended for up to one year in situations where a ten-year term would cause adverse tax consequences for a participant under applicable laws). All options terminate within ninety days after a participant terminates employment with the Company for any reason other than retirement, death, disability or a disqualifying termination. All options terminate immediately upon a disqualifying termination of a participant's employment with the Company. In the event a participant dies before exercising all of his or her options, the participant's heirs or successors will have up to two years following the participant's death to exercise the remaining options.

     TAXES: Although the 2002 Program will permit the Committee to grant "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended to date, it does not presently intend to grant any such options. Instead, the Committee intends to grant only nonqualified stock options and Progressive Stock Options under the 2002 Program. Both nonqualified stock options and Progressive Stock Options result in the recognition of taxable income by participants subject to U.S. tax laws at the time of exercise of an option. The amount of income recognized equals the excess of the fair market value of the shares purchased over the option price paid for such shares. This income is taxable at ordinary income tax rates, and the Company is entitled to a deduction for the same amount.

     PROGRESSIVE STOCK OPTIONS: The Committee intends to continue under the 2002 Program the practice adopted in 1990 under the 1987 Program of granting to certain participants nonqualified options equal to the number of shares of previously owned stock delivered in payment of the option price of outstanding nonqualified options granted under the 2002 Program or any predecessor plans of the Company or in payment for any applicable federal, state, and local withholding taxes. These nonqualified options, known as Progressive Stock Options ("PSOs"), would have as their term the remaining term of the primary option being exercised and are granted with an option price equal to the fair market value of the Company's common stock on the date of the primary option exercise. The Committee believes that PSO grants encourage exercise of nonqualified options early in the life of option terms by permitting participants to exercise on a repetitive basis without loss of future potential appreciation, and that such PSO grants promote the retention of stock of the Company received through the exercise of options. PSO grants increase the aggregate number of options granted to participants, but they do not increase the number of shares of the Company's common stock ultimately issued or delivered to any participant as a result of the original primary option grant.

     TRANSFERABILITY: With the exception described above concerning exercise following the death of a participant and with the limited exception described below, options granted under the 2002 Program may not be assigned, pledged, or transferred. Section 10 of the 2002 Program authorizes the Committee, in its sole discretion, to permit certain participants to transfer ownership of all or a portion of the nonqualified options granted to such participants under the 2002 Program to (i) the spouse, children, or grandchildren of such participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, and (y) subsequent transfers of transferred options shall be prohibited except those in accordance with the 2002 Program (by will or the laws of descent and distribution). The Committee may, in its sole discretion, create further conditions and requirements for the transfer of nonqualified options. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events causing termination of rights under the 2002 Program shall continue to be applied with respect to the original participant, following which the nonqualified options shall be exercisable by the transferee only to the extent, and for the periods specified in the 2002 Program.

RESTRICTED STOCK GRANTS

     GRANTS: The Committee may provide grants of the Company's common stock designated as restricted stock, subject to specified conditions that the Committee, in its sole discretion, shall determine to be fair and appropriate for the incremental lapse of restrictions upon such stock over a period of time. The Committee may also, in its sole discretion, shorten or terminate the period for the lapsing of restrictions or waive any conditions for the lapsing or termination of restrictions as regards all or any portion of the restricted stock. It is anticipated that the Compensation Committee will make grants of restricted stock only to certain key management employees, and that the periods during which such restrictions or conditions apply will not exceed ten years.

     A stock certificate representing the number of shares of the Company's common stock designated by the Committee as restricted stock granted to a participant shall be registered in the participant's name but shall be held in custody by the Company for the participant's account. The participant shall generally have the rights and privileges of a stockholder as to the shares of restricted stock, including the right to vote, except that the restricted stock shall remain in the custody of the Company until all restrictions have lapsed.

     None of the shares representing the restricted stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the period of restrictions determined by the Committee. At the discretion of the Committee, cash and stock dividends as regards the restricted stock may be either currently paid or withheld by the Company for the participant's account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. Cash or stock dividends so withheld by the Committee shall not be subject to forfeiture.

     CONDITIONS FOR THE LAPSING OF RESTRICTIONS: The participant shall not be entitled to delivery of the stock certificate representing the restricted stock unless and until: (i) the period stated by the Committee for the continuation of restrictions shall have expired or been terminated; (ii) any conditions stated by the Committee shall have been fully satisfied; and (iii) the participant shall have remained a regular full-time employee of the Company until the expiration or termination of the period determined by the Committee. Notwithstanding these conditions, all restrictions shall lapse and the participant or the participant's beneficiary or estate shall be entitled to delivery of the stock upon the death or total disability of the participant or upon the occurrence of an event of acceleration as described below. In the event that any of the conditions regarding the lapse of restrictions shall not have been satisfied, the restricted stock and the participant's rights therein shall be forfeited, and such forfeited shares of restricted stock shall be transferred to the Company without further action by the participant.

     DELIVERY OF RESTRICTED STOCK: Upon the satisfaction of the foregoing conditions and the lapsing of restrictions, the Company shall deliver to the participant or the participant's beneficiary or estate, a stock certificate for the number of shares of restricted stock granted, free of all such restrictions, except any that may be imposed by applicable law. Unless otherwise instructed by the participant, the Company shall withhold from such certificate the number of shares of common stock necessary to satisfy applicable federal, state, or local tax requirements for withholding.

     TAXES: A participant subject to U.S. tax laws normally will not realize taxable income and the Company will not be entitled to a deduction upon the grant of restricted shares. When the shares are no longer subject to a substantial risk of forfeiture, the participant will realize taxable ordinary income in an amount equal to the fair market value of the stock at the time, and the Company will be entitled to a deduction in the same amount. However, a participant may elect to realize taxable ordinary income in the year the restricted shares are granted in an amount equal to their fair market value at the time, determined without regard to the restrictions. In that event, the Company will be entitled to a deduction in such year in the same amount, and any gain or loss realized by the participant upon the subsequent disposition of the stock will be taxable at short or long-term capital gain rates but will not result in any further deduction to the Company.

OTHER STOCK AWARDS
     The 2002 Program does permit the Compensation Committee discretion to award shares of the Company's common stock other than restricted stock. This authorization would allow the Committee to effect replacements for grants or rights outstanding under the 2002 Program or other compensation plans of the Company. For example, the stock award might be utilized by the Committee to effect payment of awards under the Company's Performance Unit Plan described in the Long-Term Incentive Plan Awards Table and the Report of the Compensation Committee.

STOCK APPRECIATION RIGHTS

     GRANTS: It is anticipated that the Compensation Committee will grant stock appreciation rights only to certain employees that the Committee believes to be deserving of special consideration because of unusual tax situations, such as restrictive tax laws in other jurisdictions of overseas assignments. The 2002 Program does confer broad powers to the Committee to determine appropriate circumstances for the granting of stock appreciation rights and to establish appropriate terms and conditions for such grants.

     Stock appreciation rights will entitle the recipient to receive an amount of cash or a number of shares of the Company's common stock measured by the appreciation of the fair market value of the common stock at the date of exercise above the fair market value of the common stock at the date of the initial grant.

     EXERCISE OF RIGHTS: Stock appreciation rights will be exercisable during a period determined by the Committee, but no longer than ten years from the date of grant. Stock appreciation rights terminate within ninety days after a participant terminates employment with the Company for any reason other than retirement, death, disability, or a disqualifying termination. Stock appreciation rights terminate immediately upon a disqualifying termination of a participant's employment with the Company. In the event a participant dies before exercising all of his or her stock appreciation rights, the participant's heirs or successors will have up to two years following the participant's death to exercise the remaining stock appreciation rights.

GENERAL PROGRAM FEATURES

     PROGRAM AMENDMENT: The Board of Directors may at any time terminate or amend the 2002 Program, except that no amendment shall be made without prior approval of the Company's stockholders which would (i) authorize the issuance or delivery of (or the granting of stock appreciation rights with respect to) more than 22,700,000 shares of common stock, or (ii) permit the granting of awards with purchase prices lower than those specified in Section 6 of the 2002 Program.

     ADMINISTRATION: The 2002 Program will be administered by the Compensation Committee appointed by the Board of Directors from its own members. The Committee members are not eligible for participation. The Committee is empowered to adopt rules and procedures concerning the administration and interpretation of the 2002 Program.

     EVENTS OF ACCELERATION: The 2002 Program provides that all outstanding options and stock appreciation rights under the 2002 Program would become immediately exercisable in full for the remainder of the respective option period or term and remain exercisable in full for a minimum period of six months following a change in control of the Company, irrespective of the possible termination of a participant's employment. However, no option or stock appreciation right shall in any event be exercisable beyond its original expiration date. Similarly, all restrictions imposed by the Committee upon outstanding grants of restricted stock or other stock awards under the 2002 Program would automatically be terminated and the participant would be entitled to take delivery of the stock certificate representing the restricted stock in the event of a change in control of the Company, irrespective of the possible termination of a participant's employment.

     The 2002 Program defines a change in control to have occurred if: (i) any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities, unless a majority of the Continuing Directors (as defined in Article THIRTEENTH of the Company's Certificate of Incorporation) have determined, in their sole discretion, that no change in control has occurred, or (ii) the Continuing Directors shall at any time fail to constitute a majority of the Company's Board of Directors.

     Further, in the event that the exercise of options or stock appreciation rights granted under the 2002 Program or the receipt of the Company's common stock as a result of a restricted stock grant or other stock award, after an event of acceleration (change in control), shall be determined to result in payments subject to the excise tax of Section 4999 of the Internal Revenue Code of 1986, as amended, the Company shall pay affected participants such additional amounts of cash necessary to fully satisfy such excise tax and any additional federal, state, and local income tax payable on the additional amount. Similarly, in the event that a participant should be required to take legal action to obtain or enforce rights under the 2002 Program after an event of acceleration, the Company shall pay all reasonable legal and accounting fees and expenses incurred, unless a lawsuit is subsequently determined to have been spurious or frivolous.

     The purpose of these provisions regarding events of acceleration is to protect the rights of participants to receive the benefits of outstanding stock awards under the 2002 Program in the event of a change in control in the Company.

     PROGRAM DURATION: The 2002 Program will expire (unless it is terminated before then) three years after the date it is approved by the Company's stockholders, but such expiration will not adversely affect awards granted before such expiration date.

     INCORPORATION BY REFERENCE: The foregoing is only a summary of the 2002 Program and is subject in all respects to the full text of the 2002 Program, a copy of which is attached to this proxy statement as Appendix A.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ADOPT THE 2002 MANAGEMENT STOCK OWNERSHIP PROGRAM. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR" THIS PROPOSAL UNLESS A CONTRARY VOTE IS SPECIFIED.


                                PROPOSAL NO. 4

            APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS
                         UNDER THE PERFORMANCE UNIT PLAN
     The Performance Unit Plan was submitted to and approved by the Company's stockholders in 1981 and amendments were submitted to and approved by the Company's stockholders in 1994 and 1997.

     The Performance Unit Plan provides for the payment of variable compensation to key management personnel of the Company based on the Company's long-term performance. The amount payable with respect to each performance unit granted is determined by and is contingent upon attainment of the Performance Criteria (as defined below) selected by the Compensation Committee for each year's grants over the applicable three-year performance period. The maximum payment to any Participant under this Performance Unit Plan shall not exceed the amount reasonably determined by the Committee to equal three-tenths of one percent (0.3%) of the consolidated net income of the Company, excluding non-recurring items, for the calendar year immediately preceding the year including the payment date.

     The Performance Criteria that have been used since 1997 are real worldwide sales growth and Economic Profit. Current payments under the Plan to the Named Executive Officers are set forth in the Summary Compensation Table, under the column captioned "Performance Unit Plan (LTIP) Payouts." Current awards under the Plan to the Named Executive Officers are set forth in the Long-Term Incentive Plan Awards Table.

     The Board of Directors, at its meeting of February 11, 2002, amended the definition of "Performance Criteria" under the Performance Unit Plan to (i) modify the current Economic Profit criterion to include "improvements in economic profit," and (ii) include the additional criterion of "improvements in certain asset or financial measures (including working capital and the ratio of sales to net working capital.)" This new Performance Criterion retains an emphasis on sales growth, while the working capital component provides additional emphasis on better balance sheet management.

     As amended, the Performance Criteria available to the Compensation Committee under the Performance Unit Plan now include "such internal performance criteria for the Company as determined by the Committee with respect to each Award and may include any one or more of several criteria, such as, but not limited to, return on capital employed, sales growth, return on equity, total shareholder return, economic profit or improvements in economic profit (after-tax operating income, excluding non-recurring items, less the cost of capital), improvements in certain asset or financial measures (including working capital and the ratio of sales to networking capital), reductions in certain asset or cost areas (including reductions in inventories or accounts receivable or reductions in laboratory, engineering, sales, or administrative costs), net income or variations of income criteria in varying time periods, or general comparisons with other peer companies or industry groups or classifications with regard to one or more of these criteria."

     In order to maximize deductibility of the payments under the Plan to the Company's five most highly compensated employees under the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, and to comply with the requirements of the regulations issued by the Internal Revenue Service, the stockholders are requested to approve this change in the definition of Performance Criteria and the revised material terms of the performance goals under the Performance Unit Plan.

     A favorable vote by the holders of a majority of the Company's common stock present, or represented, and entitled to vote at the Annual Meeting is required to approve the foregoing revised material terms of the performance goals under the Plan. In the event that the proposal does not receive a favorable majority vote, the Board of Directors would then determine whether to amend or abandon the Plan or to simply forego the deductibility of those limited individual compensation amounts in excess of $1 million, as provided by Section 162(m) of the Internal Revenue Code of 1986, as amended.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE FOREGOING REVISED MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE PERFORMANCE UNIT PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR" THIS PROPOSAL UNLESS A CONTRARY VOTE IS SPECIFIED.



                                PROPOSAL NO. 5

            PROPOSED AMENDMENT TO THE EXECUTIVE PROFIT SHARING PLAN

     The Executive Profit Sharing Plan is based on the Company's basic performance-based compensation plan in effect since 1956. The Plan was last submitted to and approved by stockholders in 1999.

     The Executive Profit Sharing Plan provides for the payment of variable compensation to those executive officers of the Company determined by the Compensation Committee based on the Company's current financial performance. The total paid under the Plan for the Company's five most highly-paid executive officers will never exceed one-half percent (0.5%) of the consolidated net income (excluding non-recurring items) of the Company for any respective period, and no individual participant will ever receive more than one-third (33 1/3%) of this total Plan limit.

     The Board of Directors now proposes to amend the Plan to give the Compensation Committee the flexibility to base the amount of each executive officer's profit sharing payments on the economic profit (after-tax operating income, excluding non-recurring items, less the cost of capital) of the Company, any relevant business unit thereof or any combination of the Company and relevant business units.

     In order to maximize deductibility of the payments under the Plan to the Company's five most highly compensated employees under the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, and to comply with the requirements of the regulations issued by the Internal Revenue Service, the stockholders are requested to approve the amendment to the Plan (including the revised material terms of the performance goals under the Plan).

     A favorable vote by the holders of a majority of the Company's common stock present, or represented, and entitled to vote at the Annual Meeting is required to approve the foregoing amendment to the Plan. In the event that the amendment to the Plan does not receive a favorable majority vote, the Board of Directors would then determine whether to further amend or abandon the Plan or to simply continue basing the amount of each executive officer's profit sharing payments on the economic profit of the Company as a whole.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE EXECUTIVE PROFIT SHARING PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR" THIS PROPOSAL UNLESS A CONTRARY VOTE IS SPECIFIED.


                                PROPOSAL NO. 6

                              STOCKHOLDER PROPOSAL
     3M has received a stockholder proposal from Nick Rossi, P.O. Box 249, Boonville, CA 95415 (the "Proponent"). The Proponent has requested the Company to include the following proposal and supporting statement in its proxy statement for the Annual Meeting of Stockholders. The Proponent owns 300 shares of 3M common stock.

     PROPONENT'S PROPOSAL:
     Shareholders request that our Board of Directors seek shareholder approval prior to adopting any poison pill and also redeem or terminate any pill now in effect unless it has been approved by a shareholder vote at the next shareholder meeting.

     The poison pill is an important issue for shareholder vote even if our company does not now have a poison pill or plan to adopt a poison pill in the future. Currently our board can adopt a poison pill and/or redeem a current poison pill and adopt a new poison pill:

     1) At any time
     2) In a short period of time
     3) Without shareholder approval

     Negative Effects of Poison Pills on Shareholder Value.
     A study by the Securities and Exchange Commission found evidence that the negative effect of poison pills to deter profitable takeover bids outweigh benefits. Source: Office of the Chief Economist, Securities and Exchange Commission, The Effect of Poison Pills on the Wealth of Target Shareholders, October 23, 1986.

     Additional Support for this Proposal Topic.
     The Council of Institutional Investors recommends shareholder approval of all poison pills.

     Institutional Investor Support for Shareholder Vote.
     Some institutional investors believe poison pills should be voted on by shareholders. A poison pill can insulate management at the expense of shareholders. A poison pill is such a powerful tool that shareholders should be able to vote on whether it is appropriate. We believe a shareholder vote on poison pills will avoid an unbalanced concentration of power in our directors who could focus on narrow interests at the expense of the vast majority of shareholders.

     Institutional Investor Support Is High-Caliber Support.
     This proposal topic has significant institutional support. Institutional investor support is high-caliber support. Institutional investors have the advantage of a specialized staff and resources, long-term focus, fiduciary duty and independent perspective to thoroughly study the issues involved in this proposal topic.

     Shareholder Vote Precedent Set by Other Companies.
     In recent years, various companies have been willing to redeem poison pills or at least allow shareholders to have a meaningful vote on whether a poison pill should remain in force. We believe that our company should do so as well.

     68% Vote at a Major Company.
     This proposal topic won 68% of the yes-no vote at the Burlington Northern Santa Fe (BNI) 2001 annual meeting. The text of the BNI proposal, which has further information on poison pills, is available at The Corporate Library website: www.thecorporatelibrary.com under Proposals.

                 In the interest of shareholder value vote yes:
                  SHAREHOLDER VOTE ON POISON PILLS -- YES ON 6

COMPANY'S STATEMENT OPPOSING THE PROPOSAL
     The Board of Directors strongly urges shareholders to vote against this proposal because it denies the Board sufficient flexibility and conflicts with the Board's fiduciary obligation to act expediently in the shareholders best interests.

     A shareholder rights plan (sometimes called a "poison pill") helps a board of directors maximize shareholder value and protect stockholders from unfair and abusive takeover tactics, which is why more than 2,000 companies, including more than half of the S&P 500 Index companies, have such a plan. The 3M Board of Directors does not have a shareholder rights plan and would only adopt one if it were in the shareholders' best interests to do so. Although a shareholder rights plan protects stockholders' interests, requiring prior stockholder approval of the plan would prevent the Board from responding quickly to a hostile takeover, thus jeopardizing the board's ability to negotiate effectively and protect stockholders' interests.

     Contrary to the proponent's suggestion, the Board's ability to adopt a shareholder rights plan does not "insulate management at the expense of shareholders" nor give the Board an "unbalanced concentration of power." In upholding the legal validity of shareholder rights plans, the Delaware Supreme Court ruled that a board must act consistent with its fiduciary duties when adopting and maintaining a rights plan. Rights plans do not prevent unsolicited proposals nor do they prevent companies from being acquired at fair and adequate prices. A study of takeover data from 1992 through 1996 by Georgeson & Company, a nationally recognized proxy solicitation and investor relations firm, found that a rights plan neither increased the likelihood of defeating an unsolicited takeover proposal nor reduced the likelihood of a company becoming a takeover target. The same Georgeson & Company study found that the premiums paid to acquire companies with rights plans averaged eight percentage points higher than premiums for companies without such plans. The evidence suggests that rights plans achieve their principal objectives of protecting against inadequate offers and abusive tactics and increasing the Board's bargaining power, resulting in higher stockholder value.

     In summary, the Board recommends voting against this proposal because it could prevent the Board, when facing a hostile takeover and where appropriate, from acting quickly in the shareholders' best interests to adopt a shareholder rights plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL FOR THE REASONS DISCUSSED ABOVE. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "AGAINST" THIS PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE IN VOTING THE PROXY.

COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
     The following table sets forth information concerning beneficial ownership of the Company's common stock as of February 28, 2002, for: (a) each director and the nominees for director; (b) named executive officers set forth in the Summary Compensation Table; and (c) the directors and executive officers as a group. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

     The number of shares beneficially owned by each director or executive officer is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire as of April 28, 2002 (60 days after February 28, 2002), through the exercise of any stock option or other right. Options exercisable within 60 days after February 28, 2002, are shown separately.

                           BENEFICIAL OWNERSHIP TABLE

-----------------------------------------------------------------------------------------------------------------
                                         COMMON STOCK
                                         BENEFICIALLY          OPTIONS           SHARES HELD AS
NAME AND PRINCIPAL POSITION                OWNED (1)       EXERCISABLE (2)     DEFERRED STOCK (3)          TOTAL
------------------------------------   ----------------   -----------------   --------------------   ----------------
  Linda G. Alvarado, Director                 1,116                  --                 399                 1,515

  Edward A. Brennan, Director                 2,508                  --              13,979                16,487

  Vance D. Coffman, Director                      0                  --                   0                     0

  Edward M. Liddy, Director                       0                  --               2,077                 2,077

  Aulana L. Peters, Director                    865                  --              13,245                14,110

  Rozanne L. Ridgway, Director                1,288                  --              15,982                17,270

  Kevin W. Sharer, Director                       0                  --                 880                   880

  Frank Shrontz, Director                     3,031                  --               9,386                12,417

  Louis W. Sullivan, Director                   798                  --               6,178                 6,976

  W. James McNerney, Jr., Director,
   Chairman of the Board and
   Chief Executive Officer                  115,379(4)          146,666                   0               262,045(4)

  Ronald O. Baukol, Director and
   Executive Vice President                  43,246             149,147                   0               192,393

  John W. Benson,
   Executive Vice President                  33,461              92,216                   0               125,677

  Harold J. Wiens,
   Executive Vice President                  10,041              73,206                   0                83,247

  John J. Ursu,
   Senior Vice President                     38,665              41,204                   0                79,869

  All Directors and Executive
   Officers as a Group
   (27 persons) (5)                         454,478           1,061,638              62,126             1,578,242
-----------------------------------------------------------------------------------------------------------------

                    FOOTNOTES TO BENEFICIAL OWNERSHIP TABLE
     (1) "Shares Held" include: stock held in joint tenancy, stock owned as tenants in common, stock owned or held by spouse or other members of the nominee's household, and stock in which the nominee either has or shares voting and/or investment power, even though the nominee disclaims any beneficial interest in such stock. Options exercisable within 60 days after February 28, 2002, are shown separately. The "Shares Held" include shares of profit sharing stock held by the Company and subject to forfeiture, as more fully described in footnote 1 to the Summary Compensation Table.

     (2) Option prices for these shares range from $46.00 to $121.45 per share.

     (3) "Shares Held as Deferred Stock" by nonemployee directors represent the number of shares of the Company's common stock, as of February 28, 2002, which the directors will receive upon termination of membership on the Board of Directors for any reason. These shares result from the voluntary election by the nonemployee directors to defer the payment of directors' fees. No shares of common stock have as yet been issued, and the directors have neither voting nor investment powers in these shares of deferred stock.

     (4) Restricted shares that generally vest in increments of 10 percent over a ten-year period if the executive remains continuously employed by the Company and are subject to forfeiture under certain circumstances.

     (5) All directors and executive officers as a group owned beneficially less than one percent of the outstanding common stock of the Company.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file with the Securities Exchange Commission reports regarding their ownership and changes in ownership of our stock. 3M believes that during 2001, its directors and executive officers complied with all Section 16(a) filing requirements. In making this statement, 3M has relied upon examination of the copies of Forms 3, 4, and 5 and the written representations of its directors and executive officers.

EXECUTIVE COMPENSATION
     The following table sets forth certain compensation information for the chief executive officer and the four other executive officers of 3M who, based on their salary and bonus compensation, were the most highly compensated for 2001 (the "Named Executive Officers"). All information set forth in this table reflects compensation earned by these individuals for services in 2001, as well as their compensation in 2000 and 1999.

                           SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------
                                                 ANNUAL COMPENSATION
                                     --------------------------------------------
                                                   PROFIT SHARING   OTHER ANNUAL
                                                       (BONUS)      COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR   SALARY ($)       ($)(1)          ($)(2)
----------------------------- ------ ------------ ---------------- --------------
W. James McNerney, Jr.,       2001    1,300,000      2,400,000         53,798
 Chairman of the Board and
 Chief Executive Officer*

Ronald O. Baukol,             2001      610,500        508,707             --
 Executive Vice President     2000      561,900        650,446             --
                              1999      521,700        553,365             --

John W. Benson,               2001      548,234        351,718             --
 Executive Vice President     2000      507,050        447,226             --
                              1999      437,700        380,476             --

Harold J. Wiens,              2001      517,040        333,323             --
 Executive Vice President     2000      471,550        424,512             --
                              1999      397,000        306,446         50,827

John J. Ursu,                 2001      459,600        327,094             --
 Senior Vice President        2000      426,000        418,231             --
                              1999      390,900        355,808             --
---------------------------------------------------------------------------------

[WIDE TABLE CONTINUED FROM ABOVE

                                                LONG-TERM COMPENSATION
                              -----------------------------------------------------------
                                              AWARDS                        PAYOUTS
                              -------------------------------------- --------------------
                                                       PERFORMANCE
                                                        UNIT PLAN
                                 OPTIONS GRANTED         (LTIP)            ALL OTHER
NAME AND PRINCIPAL POSITION    NUMBER OF SHARES(3)   PAYOUTS ($)(4)   COMPENSATION ($)(5)
----------------------------- --------------------- ---------------- --------------------
W. James McNerney, Jr.,              180,000                   0            680,616
 Chairman of the Board and
 Chief Executive Officer*

Ronald O. Baukol,                     45,000             670,440            273,626
 Executive Vice President             22,600             555,740            101,718
                                      52,780             542,790             53,015

John W. Benson,                       64,658             434,880            133,817
 Executive Vice President             47,530             360,480             42,106
                                      45,811             139,365             30,641

Harold J. Wiens,                      45,262             434,880            127,235
 Executive Vice President             25,561             300,400             30,488
                                      25,727              80,685             31,646

John J. Ursu,                         63,121             434,880            106,138
 Senior Vice President                37,791             360,480             51,585
                                      28,282             234,720             53,302
----------------------------- --------------------- ---------------- --------------------

*As of January 1, 2001

                     FOOTNOTES TO SUMMARY COMPENSATION TABLE

     (1) Generally, profit sharing is paid in cash; however, the Named Executive Officers may receive a portion of their profit sharing in shares of the Company's common stock as determined by the Compensation Committee. The shares vest at the end of three years or at age 65, whichever occurs first, or upon death or permanent disability.

     (2) "Other Annual Compensation" includes the following, to the extent that the aggregate thereof exceeds $50,000: personal benefits received by the named individuals, amounts reimbursed to the individuals during the year for payment of taxes, and that portion of interest above market rates (as determined by the SEC) paid on that compensation voluntarily deferred by the individuals. The personal benefits included in these numbers represent the amount of personal financial planning services, and air travel on corporate aircraft imputed to the individual as income for tax purposes. In the case of Mr. McNerney, Other Annual Compensation includes $18,500 for personal financial planning and $22,965 for payment of taxes on the Senior Executive Split Dollar Plan benefit.

     (3) The number of stock options shown in this column includes both annual grants of incentive and nonqualified stock options and Progressive Stock Options, which are described more fully in footnote 1 to the Option Grants in Last Fiscal Year Table. The number and price of all outstanding options were adjusted at the time of the spin-off of Imation Corp. in order to preserve the intrinsic value of the options. The number of stock options shown in this column for 2001 reflects this adjustment.

     (4) "Performance Unit Plan (LTIP) Payouts" reflect the value of the total grant for each individual under the Company's Performance Unit Plan after the base three-year performance period (i.e., the amount shown in 2001 covers the base performance period from 1999-2001). Under the 2001 award, the amount earned will be paid to the Named Executive Officers in 2004, unless the participant elects to defer the payout for three additional years. The numbers shown represent estimates based upon information available as of February 28, 2002. More information about the Performance Unit Plan is set forth in the Long-Term Incentive Plan Awards Table and the Report of the Compensation Committee.

     (5) "All Other Compensation" includes: (a) that amount of Performance Unit Plan earnings allocated during the year to the base amounts determined after the three-year performance periods of each respective grant, to the extent that such earnings are in excess of market interest rates (as determined by the SEC); (b) an amount paid on behalf of the individual for the term portion of insurance under the Company's Senior Executive Split Dollar Plan, and that amount deemed to be compensation to the individuals under the Company's Senior Executive Split Dollar Plan in accordance with rules developed by the SEC; and (c) all amounts contributed to the account of each named executive under the Company's 401(k) plan. The Senior Executive Split Dollar Plan provides insurance to all of the Company's executive officers under split dollar life insurance, which is partly term insurance and partly whole life insurance with a cash value. Under this Plan, the Company is reimbursed for the premium costs of the non-term portion of coverage and a possible return when the arrangement terminates either by insurance proceeds incident to the death of the individual or by cash value after 15 years of participation in the Plan. During 2001, amounts deemed compensation under the Plan to the Named Executive Officers were $655,044 for Mr. McNerney; $110,815 for Mr. Baukol; $74,585 for Mr. Benson; $84,663 for Mr. Wiens; and $52,352 for Mr. Ursu. These amounts include payments made in 2001 for coverage in 2000 and were determined by treating the non-term portion of the coverage as an interest-free loan.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows all grants of options to acquire shares of 3M common stock granted in 2001 to the Named Executive Officers.

                                      INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------------
                                               % OF TOTAL                                             GRANT DATE
                                              OPTIONS/SARS                                               VALUE
                             OPTIONS/            GRANTED          EXERCISE OR                   ----------------------
                               SARS          TO EMPLOYEES IN      BASE PRICE       EXPIRATION         GRANT DATE
         NAME            GRANTED (#) (1)       FISCAL YEAR      ($/SH) (1) (2)        DATE       PRESENT VALUE ($) (4)
---------------------   -----------------   ----------------   ----------------   -----------   ----------------------
W. J. McNerney, Jr.           180,000              2.496%      $117.25             5/8/2011          $  5,293,800

R.O. Baukol                    45,000              0.624%       117.25             5/8/2011             1,323,450

J.W. Benson                    40,000              0.555%       117.25             5/8/2011             1,176,400
                                1,656              0.023%       109.80            5/13/2007                27,456
                                4,506              0.062%       109.80            5/12/2008                74,709
                               18,496              0.256%       109.80             5/9/2010               306,664

H.J. Wiens                     40,000              0.555%       117.25             5/8/2011             1,176,400
                                3,339              0.046%       117.25            5/13/2007                59,902
                                1,923              0.027%       117.25            5/12/2008                34,499

J.J. Ursu                      32,500              0.451%       117.25             5/8/2011               955,825
                                1,905              0.026%       117.25            5/11/2003                34,176
                                3,125              0.043%       117.25            5/10/2004                56,063
                                9,382              0.130%       117.25            5/13/2007               168,313
                               12,105              0.168%       117.25            5/12/2008               217,164
                                4,104              0.057%       117.25            5/11/2009                73,626
---------------------   -----------------   ----------------   ----------------   -----------   ----------------------
All Optionees
 Participants               7,212,584            100.000%      $117.05                               $204,196,012
---------------------   -----------------   ----------------   ----------------   -----------   ----------------------

             FOOTNOTES TO OPTION GRANTS IN LAST FISCAL YEAR TABLE

     (1) The Company has not granted any stock appreciation rights ("SARs"), except in limited circumstances to employees of certain subsidiaries who are not subject to the tax laws of the United States where SARs have less onerous tax consequences than stock options. The options shown for each individual include both annual grants of Incentive Stock Options and nonqualified stock options and grants of Progressive Stock Options ("PSOs"). Nonqualified options are subject to a reload feature when exercised with the payment of the option price in the form of previously owned shares of the Company's common stock. Such an exercise results in further grants of PSOs. The first grant shown for each individual is the annual grant. The remaining lines are PSOs. The PSO grants for each individual were made on a single date, but are, pursuant to SEC rules, shown in multiple lines because of different expiration dates.

     PSO grants were made to participants who exercised nonqualified stock options and who paid the purchase price using shares of previously owned Company common stock. The PSO grant is for the number of shares equal to the shares utilized in payment of the purchase price and tax withholding, if any. The option price for the PSO is equal to 100 percent of the market value of the Company's common stock on the date of the exercise of the primary option or, alternatively, on the date of the PSO grant to the named individuals in the table, all of whom are subject to the requirements of Section 162(m) of the Internal Revenue Code. The option period is equal to the remaining period of the options exercised.

     The participant must have owned Company common stock used for payment for at least six months, and only one exercise of nonqualified options per participant per calendar year will be eligible for PSO grants by the Compensation Committee.

     The presence of PSOs encourages early exercise of nonqualified stock options, without foregoing the opportunity for further appreciation, and promotes retention of the Company stock acquired.

     In any event, a participant receiving an annual grant of nonqualified stock options can never acquire more shares of Company common stock through successive exercises of the initial and subsequent PSO grants than the number of shares covered by the initial annual grant from the Committee.

     (2) All options granted during the period were granted at the market value on the date of grant if initial grants, or at the fair market values discussed in footnote 1 above in the case of PSOs, as calculated from the average of the high and low prices reported on the New York Stock Exchange Composite Index. The option price shown for the "All Optionees" line is $117.05 and represents the weighted average exercise price of the options granted in 2001.

     (3) The expiration date for the "All Optionees" line is shown as May 8, 2011, since that is the applicable date for the vast majority of options granted during 2001.

     (4) Pursuant to the rules of the SEC, the Company has elected to provide a grant date present value for these option grants determined by a modified Black-Scholes pricing model. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. Among key assumptions utilized in this pricing model were: (i) that the time of exercise of stock options would be 67 months (28 months for PSOs) into the term of the option, which could be for terms as long as ten years, in recognition of the historical exercise patterns at the Company for these types of options; (ii) expected volatility of 24.1 percent (23.7 percent for PSOs); (iii) risk-free rate of return of 4.8 percent (3.8 percent for PSOs); and (iv) dividend growth rate of 4.6 percent. No adjustments for nontransferability or risk of forfeiture have been made. The Company expresses no opinion that the present value will, in fact, be realized and expressly disclaims any representation to that effect.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES
     The following table provides information on option exercises during 2001 and the value of unexercised options at the end of 2001 for the Named Executive Officers.


                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION/SAR VALUE
------------------------------------------------------------------------------------------------------------------
                                                                  NUMBER OF               VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS/SARS
                           SHARES                               AT FY-END (#)               AT FY-END ($)(1)
                          ACQUIRED           VALUE      ----------------------------- ----------------------------
        NAME          ON EXERCISE (#)   REALIZED ($)(1)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------- ----------------- ---------------- ------------- --------------- ------------- --------------
W.J. McNerney, Jr.              0          $      0              0        780,000      $        0     $9,268,800
R.O. Baukol                 5,314           163,140        106,070         45,000       3,588,153         43,200
J.W. Benson                32,268           837,846         67,558         64,658       1,993,310        245,774
H.J. Wiens                  8,327           323,586         73,206         40,000       2,069,502         38,400
J.J. Ursu                  37,167           926,354         77,099         32,500       1,187,174         31,200
-------------------- ----------------- ---------------- ------------- --------------- ------------- --------------

(1) The "Value Realized" or the unrealized "Value of Unexercised In-the-Money Options at FY-End" represents the aggregate difference between the market value on the date of exercise or at December 31, 2001, in the case of the unrealized values, and the applicable exercise prices. These differences accumulate over what may be, in many cases, several years. These stock options all have option periods of ten years when first granted, and Progressive Stock Options have option periods equal to the remaining option period of the initial nonqualified options resulting in Progressive Stock Options.

LONG-TERM INCENTIVE PLAN AWARDS TABLE
     The following table shows information on awards during 2001 under the Company's Performance Unit Plan for the Named Executive Officers.
--------------------------------------------------------------------------------

                                       LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR
                       -----------------------------------------------------------------------------------
                                                                ESTIMATED FUTURE PAYOUTS
                          NUMBER OF        PERFORMANCE OR     UNDER NON-STOCK PRICE BASED
                        SHARES, UNITS       OTHER PERIOD               PLANS (3)
                           OR OTHER       UNTIL MATURATION   ------------------------------
NAME                    RIGHTS (#)(1)      OR PAYOUT (2)      THRESHOLD ($)     TARGET ($)     MAXIMUM ($)
--------------------   ---------------   -----------------   ---------------   ------------   ------------
W.J. McNerney, Jr.         10,000             3 years           $1,000,000     $1,000,000     $2,000,000
R.O. Baukol                 3,700             3 years                    0        370,000        740,000
J.W. Benson                 2,400             3 years                    0        240,000        480,000
H.J. Wiens                  2,400             3 years                    0        240,000        480,000
J.J. Ursu                   2,400             3 years                    0        240,000        480,000
--------------------   ---------------   -----------------   ---------------   ------------   ------------


               FOOTNOTES TO LONG-TERM INCENTIVE PLAN AWARDS TABLE

     (1) The Company's Performance Unit Plan provides long-term compensation to 125 key management personnel based upon the Company's attainment of long-term performance and growth criteria.

     The Compensation Committee administers the Plan. The Committee has sole discretion in the selection of participants, performance criteria, size of awards, performance period, and the timing and form of payment, as well as all other conditions regarding awards.

     Awards made in 2001 under the Performance Unit Plan are based on performance criteria that focus management attention on two key factors that create shareholder value: Real Growth and Economic Profit. The payout can vary from $0 to $200 per unit. The payout can be reached by either performance criteria alone, or by both in combination. The payout may be deferred by the participant for three additional years and earn interest at a specified rate. No amount will be payable under the Performance Unit Plan if the Company's Real Growth is less than the Big 7 IPI and if Economic Profit is less than 75 percent of the Economic Profit of the previous three years. More detail about current performance goals is available in the Report of Compensation Committee.

     The right to receive payment is contingent upon continued employment to the payment date, and is subject to forfeiture prior to the payment date in the event of termination of employment for any reason other than retirement under a pension plan of the Company or physical or mental disability. Participants receiving awards during 2001, including the Named Executive Officers, will receive payment in 2004, provided that such individuals continue employment with the Company until such payment date (except in the event of death, retirement, or disability). Payment under the Plan may be made in cash, shares of the Company's common stock, or any combination of cash and stock, at the discretion of the Compensation Committee. In the past, payment has been made only in cash.

     (2) The value of awards granted for 2001 will be determined by the Company's attainment of Real Growth and Economic Profit performance criteria during a three-year performance period of 2001, 2002, and 2003. More detail about current performance goals is available in the Report of the Compensation Committee. At the beginning of every performance period, participants may elect to defer the payout for three years beyond the base performance period (for the 2001 award, the payout will be made in 2004, unless the participant elects to defer the payout for three additional years). Participants will earn interest during the deferral period. The deferred amount will be subject to forfeiture if the participant discontinues employment for any reason other than death, disability, or retirement.

     (3) The estimated future payouts do not include any interest factor that would be earned annually during the optional three-year deferral period following the performance period. Interest during the optional three-year deferral period would accrue annually at a rate equal to the annualized yield to maturity of a five-year Treasury note as of the last business day of the preceding year (for 2001, that rate was 4.977 percent) plus an amount based on the Company's Economic Profit for the preceding year as a percentage of the average operating capital (for 2001, that rate was 9.6 percent). The interest would be payable, together with the base award, in January 2007.


EMPLOYMENT CONTRACT, TERMINATION OF EMPLOYMENT, AND
CHANGE-IN-CONTROL ARRANGEMENTS

     3M has entered into an employment agreement with W. James McNerney, Jr. providing for his employment as Chief Executive Officer of the Company and for his election as Chairman of the Board of 3M. The initial term of the agreement ends on January 1, 2004, but, beginning on January 1, 2002, the term automatically extends so that the remaining term is always two years. The agreement provides for an initial base salary of $1,300,000 per year and for annual profit sharing initially designed to pay $2,200,000 per year, depending on the Company's performance. For 2001, the minimum annual profit sharing payable to Mr. McNerney will be $2,400,000, of which amount $1,440,000 is payable in cash and $960,000 shall be paid in nonforfeitable unrestricted or restricted common stock. The agreement also recognizes that Mr. McNerney will be entitled to participate in the same retirement and welfare benefit programs that the Company provides to other senior executives.

     The agreement also required 3M to grant Mr. McNerney the following stock options, restricted stock, and performance units under the Performance Unit
Plan:

     Stock Options -- Effective December 4, 2000, Mr. McNerney was granted options to purchase 600,000 shares of 3M common stock at $103.05 per share. A portion of these options was designed to compensate Mr. McNerney for the restricted stock and stock options he forfeited upon leaving his prior employer. 400,000 of these options become exercisable in increments of 20% on the 1st of January in the years 2002 through 2006, and the remaining 200,000 of these options become exercisable in increments of one-third on the 1st of January in the years 2002 through 2004, in each case assuming he remains employed by the Company. All 600,000 options will become exercisable in full immediately upon termination of Mr. McNerney's employment by reason of death or disability, termination without cause, a termination for good reason, or a change in control of the Company.

     In May 2001, Mr. McNerney was granted options to purchase 180,000 shares of 3M common stock at $117.25 per share.

     Restricted Stock -- In order to compensate Mr. McNerney for the restricted stock and stock options he forfeited upon leaving his prior employer, the Company also granted Mr. McNerney 110,000 shares of restricted stock. This restricted stock vests in increments of 10% on the 1st of January in the years 2002 through 2011, assuming he remains employed by the Company, although such vesting accelerates in the event of the termination of Mr. McNerney's employment by reason of death or disability, termination without cause, a termination for good reason, or a change in control of the Company.

     Performance Units -- The Company granted Mr. McNerney ten thousand performance units for the performance period commencing January 1, 2001, and ending December 31, 2003, subject to the terms of the Company's Performance Unit Plan. The value of these units and the amount paid to Mr. McNerney will depend on the performance of the Company, but in no event will the value be less than $100 per unit nor more than $200 per unit.

     The agreement also requires 3M to provide Mr. McNerney supplemental retirement benefits. If he remains employed by 3M for at least ten years, the supplemental benefits will be equal in value to an annuity payable for his lifetime commencing at age 62 and based on 50% of his highest average annual compensation over a three-year period. If Mr. McNerney is employed by 3M for less than ten years, the amount of these supplemental retirement benefits will be prorated accordingly. The amount of such benefits will be reduced by the amount of his benefits under 3M's pension plans or the pension plans of his prior employer. These supplemental retirement benefits vest after five years of employment with the Company, although they vest immediately in the event of the termination of his employment by reason of death or disability, termination without cause, a termination for good reason, or a change in control of the Company.

     In the event that Mr. McNerney's employment is terminated by the Company other than for cause, or if Mr. McNerney terminates his employment for good reason, then he will receive a lump sum cash payment equal to three times his annual base salary and profit sharing. As a condition to receiving such payment, Mr. McNerney would be required to sign a release of all claims against the Company.

RETIREMENT BENEFITS

     The Company maintains a tax-qualified defined benefit pension plan for its eligible employees in the United States. Effective January 1, 2001, the Company amended this plan (the Employee Retirement Income Plan, or the "ERIP") to include a pension equity feature for employees hired or rehired on or after January 1, 2001. All of the named executive officers participate in the non-pension equity portion of the ERIP. Retirement benefits under the ERIP are based on an employee's years of service and average annual earnings during the employee's highest four consecutive years of service. Since the Internal Revenue Code limits the amount of benefits that can be paid from the ERIP as well as the amount of compensation upon which such benefits may be earned, the Company also maintains several nonqualified pension plans for eligible employees. The following table shows the estimated annual benefits payable on retirement under both the ERIP and these nonqualified plans to the Company's eligible employees in the United States.

                                                              ANNUAL RETIREMENT BENEFITS
        AVERAGE                                                 WITH YEARS OF SERVICE
    ANNUAL EARNINGS                                                 INDICATED(2)
  DURING THE HIGHEST     -------------------------------------------------------------------------------------------------------
   FOUR CONSECUTIVE           10            15            20             25             30             35             40
 YEARS OF SERVICE(1)        YEARS         YEARS          YEARS          YEARS          YEARS          YEARS          YEARS
----------------------   -----------   -----------   ------------   ------------   ------------   ------------   ------------
      $  800,000          $118,698      $178,046     $ 237,395      $ 296,744      $ 356,093      $ 415,442      $ 461,442
       1,200,000           178,698       268,046       357,395        446,744        536,093        625,442        694,442
       1,600,000           238,698       358,046       477,395        596,744        716,093        835,442        927,442
       2,000,000           298,698       448,046       597,395        746,744        896,093      1,045,442      1,160,442
       2,400,000           358,698       538,046       717,395        896,744      1,076,093      1,255,442      1,393,442
       2,800,000           418,698       628,046       837,395      1,046,744      1,256,093      1,465,442      1,626,442
       3,200,000           478,698       718,046       957,395      1,196,744      1,436,093      1,675,442      1,859,442
       3,600,000           538,698       808,046     1,077,395      1,346,744      1,616,093      1,885,442      2,092,442
       4,000,000           598,698       898,046     1,197,395      1,496,744      1,796,093      2,095,442      2,325,442
       4,400,000           658,698       988,046     1,317,395      1,646,744      1,976,093      2,305,442      2,558,442
----------------------   -----------   -----------   ------------   ------------   ------------   ------------   ------------

                         FOOTNOTES TO PENSION PLAN TABLE

     (1) Earnings include base salary and profit sharing actually earned by the participant and does not include any other forms of remuneration. The benefits are computed on the basis of straight-life annuity amounts and are not subject to any deduction for social security or other offset amounts.

     (2) Under the Portfolio I plan covering the Company's executive officers, a participant may retire with an unreduced pension at age 60 (61 or 62 for employees born after 1942) and if the participant's age and years of service total at least 90 (91 or 92 for employees born after 1942) he or she would receive a social security bridge to age 62. The Named Executive Officers are presently entitled to the respective years of service credit set opposite their names:
--------------------------------------------------------------------------------

                       W.J. McNerney, Jr.* ...........  1
                       R.O. Baukol ................... 35
                       J.W. Benson ................... 34
                       H.J. Wiens .................... 34
                       J.J. Ursu ..................... 30

--------------------------------------------------------------------------------
*As described above in the summary of his employment agreement with the Company (in the section entitled "Employment Contract, Termination of Employment and Change-in-Control Arrangements"), Mr. McNerney will be entitled to receive supplemental retirement benefits from the Company in addition to the annual retirement benefits shown in the Pension Plan Table.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS The Compensation
     Committee of the Board of Directors (the "Committee") administers 3M's executive compensation program. The Committee, which is composed of nonemployee directors, approves and reports to the Board on all elements of compensation for elected corporate officers.

EXECUTIVE COMPENSATION PHILOSOPHY AND PRACTICES
     The Board believes that providing appropriate motivation of the Company's executives and effective leadership are essential for establishing 3M's preeminence in the markets we serve and creating an attractive investment for stockholders. The Committee is responsible to the Board for ensuring that Company executives are highly qualified and are compensated in a manner that aligns the interests of executives and stockholders. Consistent with this philosophy, the following core principles provide a framework for the Company's executive compensation programs:

   o Total compensation must be competitive to attract the best talent to 3M; motivate employees to perform at their highest levels; reward outstanding achievement; and retain those individuals with the leadership abilities and skills necessary for building long-term stockholder value.

   o A significant portion (targeted at 65% to 89%) of an executive's total compensation is variable and at risk and tied to both the annual and long-term financial performance of the Company, such as economic profit and stock price appreciation.

   o Stock ownership is emphasized so that executives manage from an owner's perspective. The Committee believes that broad and deep employee stock ownership effectively aligns the interests of employees with those of stockholders and strongly motivates executives to build stockholder value. The Committee has established specific stock ownership guidelines for key management employees and has created programs that encourage all employees to have an ownership interest in the Company.

     The Committee annually surveys the executive compensation practices of large industrial companies that are likely competitors for executive talent. The Committee's objective of maintaining the total compensation at a competitive level has resulted in short-term compensation (base salary and profit sharing) being at or very close to the median and long-term compensation (Performance Unit Plan and stock options) in the 50th to 75th percentile, with more variability and risk based on Company performance.

     Executive compensation is linked to Company performance compared to specific financial and nonfinancial objectives. These objectives range from achieving earnings and sales growth targets to upholding the Company's Statement of Corporate Values (which include customer satisfaction through superior quality and value, attractive investor return, ethical business conduct, respect for the environment, and employee pride in the Company).

COMPONENTS OF EXECUTIVE COMPENSATION
     The compensation program for executive officers consists of the following components: base salary, profit sharing, performance unit plan, and stock options. The Committee determines the amount of compensation under each component of executive compensation granted to the executive officers to achieve the appropriate ratio between performance-based compensation and other forms of compensation, and to reflect the level of responsibility of the executive officer.

     BASE SALARY
     The Committee establishes base salaries annually in relation to base salaries paid by companies included in the compensation surveys. Base pay for an executive officer is established each year based on (1) a compensation range corresponding to the executive's responsibilities and (2) the executive's overall individual job performance.

     PROFIT SHARING
     Profit sharing is variable compensation based on the quarterly economic profit of the Company. Economic profit is defined as quarterly net operating income minus a charge for operating capital used by the business. The economic profit measurement is directly related to the creation of stockholder value since it emphasizes the effective use of capital and solid profitable growth. Compensation paid under the profit sharing plan rises and falls based on Company performance.

     The amount payable under this plan is based on the number of shares of profit sharing assigned to a participant, multiplied by an amount based on quarterly economic profit. The total amount paid under this plan never exceeds one-half percent of the Company's consolidated net income to the Company's five most highly compensated officers and never exceeds one-sixth percent of consolidated net income to any one executive. Profit sharing payments are subject to limitations when individual amounts exceed specified relationships to base salary.

     Generally, profit sharing is paid in cash. However, the Named Executive Officers may receive a portion of their profit sharing in shares of the Company's common stock as determined by the Compensation Committee. The shares vest at the end of three years or at age 65, whichever occurs first, or upon death or permanent disability.

     PERFORMANCE UNIT PLAN
     The Performance Unit Plan is variable compensation based on the Company's long-term performance. The amount payable with respect to each performance unit granted is determined by and is contingent upon attainment of the performance criteria selected each year by the Compensation Committee over the applicable three-year performance period (each year weighted equally).

     The performance criteria selected by the Compensation Committee for performance units granted during 2001 were designed to focus management attention on two key factors that create shareholder value: Real Growth and Economic Profit.

     PERFORMANCE CRITERIA:
     (1) "Real Growth" is the percentage amount by which the Company's worldwide unit sales growth as reported in the Company's Annual Report exceeds the weighted average of the Industrial Production Index ("IPI") of the top seven industrial nations in which the Company does business (the "Big 7 IPI"); and

     (2) "Economic Profit" is the Company's net operating income (operating income adjusted for income taxes) less the cost of capital utilized (average operating capital multiplied by the cost of capital).

     PERFORMANCE UNIT PLAN PAYMENTS:
     The amount payable for each performance unit granted in 2001 is linked to the performance criteria of Real Growth and Economic Profit. The payout varies from $0 to $200 per unit. The payout can be reached by either performance criterion alone, or by the combined criteria. The payout for the 2001 Award is payable in May 2004, in the form (at the discretion of the Committee) of cash, stock, or a combination of cash and stock. A Participant may defer the payout for three additional years and earn interest at a specified rate. No amount is payable for the 2001 Award if the Company's Real Growth is less than the Big 7 IPI and if Economic Profit is less than 75 percent of the Economic Profit of the previous three years.

     STOCK OPTIONS
     The stock option plan is designed to increase ownership of the Company's stock. Options are granted with an exercise price equal to the market price of the Company's common stock on the date of grant and vest within one year and expire after ten years. Stock options encourage executives to become owners of the Company, which further aligns their interests with those of the stockholders. These options only have value to the recipients if the price of the Company's stock appreciates after the options are granted.

STOCK OWNERSHIP GUIDELINES
     The Company's stock ownership guidelines are designed to increase an executive's equity stake in 3M and more closely align his or her interests with those of our stockholders. The guidelines provide that the CEO should attain an investment position in 3M's stock equal to five times his or her annual base salary, Executive and Senior Vice Presidents should attain an investment position equal to three times their annual base salary, and Vice Presidents who are members of 3M's Management Committee should attain an investment position equal to two times their annual base salary. While the Stock Ownership Guidelines provide that executives attain these investment positions in 3M stock within five years of adoption, most of our executives have already attained or exceeded these investment positions.

CHIEF EXECUTIVE OFFICER COMPENSATION
     Effective January 1, 2001, the Company hired W. James McNerney, Jr., as Chairman of the Board and Chief Executive Officer and entered into an employment agreement. In determining Mr. McNerney's compensation, the Board focused on competitive levels of compensation for CEOs managing companies of similar size and complexity and the importance of hiring a chief executive officer with the strategic, financial, and leadership skills to ensure the continued growth and success of the Company.

     In his first year as Chairman of the Board and Chief Executive Officer, Mr. McNerney demonstrated strong leadership and vision for the Company. He implemented five initiatives (Six Sigma, Global Sourcing Effectiveness, 3M Acceleration, Indirect Costs Reduction, e-Productivity) that strengthen 3M and enhance its competitiveness.

     The compensation of Mr. McNerney is governed by his employment agreement and generally consists of the same short-term and long-term components (base salary, profit sharing, Performance Unit Plan, and stock options) as those of other Named Executive Officers. A higher portion of Mr. McNerney's total compensation is variable and at risk by being tied to quantifiable measures of the Company's performance. These measures are Real Growth and Economic Profit, as defined above, and appreciation in the value of 3M stock.

     In order to compensate Mr. McNerney for the restricted stock and stock options he forfeited upon leaving his prior employer, the Company also granted Mr. McNerney 110,000 shares of restricted stock. This restricted stock vests in increments of 10% on the 1st of January in the years 2002 through 2011, assuming he remains employed by the Company, although such vesting accelerates in the event of the termination of Mr. McNerney's employment by reason of death or disability, termination without cause, a termination for good reason, or a change in control of the Company.

     The terms of Mr. McNerney's employment agreement appear under "Employment Contract, Termination of Employment and Change-In-Control Arrangements" of this proxy statement.

LIMIT ON TAX DEDUCTIBLE COMPENSATION
     Section 162(m) of the Internal Revenue Code prohibits the Company from deducting compensation paid in any year to certain executives in excess of $1 million but does not subject performance-based compensation to this limit. The Committee continues to emphasize performance-based compensation for executives and thus minimize the effect of Section 162(m). However, the Committee believes that its primary responsibility is to provide a compensation program that attracts, retains, and rewards the executive talent necessary for the Company's success. Consequently, in any year the Committee may authorize non-performance based compensation in excess of $1 million. The Committee recognizes that the loss of the tax deduction may be unavoidable under these circumstances.

CONCLUSION
     The Committee is satisfied that the short-term and long-term compensation paid to the executive officers of the Company is aligned with the Company's strategic objectives and ensures that payouts are determined by Company and employee performance.


Submitted by the Compensation Committee

Edward A. Brennan, Chair

Rozanne L. Ridgway
Frank Shrontz
Louis W. Sullivan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION The members of the
     Compensation Committee are named in the preceding section. No members of the Compensation Committee were officers or employees of 3M or any of its subsidiaries during the year, were formerly 3M officers, or had any relationship otherwise requiring disclosure.

3M STOCK PERFORMANCE GRAPH
     The following compares the Company's cumulative and annualized total shareholder return, overall stock market performance with reinvested dividends,* during the five fiscal years preceding December 31, 2001, against the Standard & Poor's 500 Stock Index and the Dow Jones Industrial Average, both of which are well-known and published industry indices. The Company is included in both the S&P 500 Stock Index and the Dow Jones Industrial group of 30 companies. The Company, as a highly diversified manufacturer and seller of a broad line of products, is not easily categorized with other, more specific, industry indices.

     The annual changes for the five-year period shown in the graph are based on the assumption that $100 had been invested in the Company's stock and each index on December 31, 1996 (as required by SEC rules), and that all quarterly dividends were reinvested at the average of the closing stock prices at the beginning and end of the quarter. The total cumulative dollar returns shown on the graph represents the value that such investments would have had on December 31, 2001.

     *The Company's interest in Imation Corp. was distributed to stockholders as a special stock dividend payable in shares of Imation Corp. stock on July 15, 1996. The following graph accounts for this distribution as though it was paid in cash and reinvested in common shares of the Company.


     COMPARISON OF FIVE-YEAR CUMULATIVE AND ANNUALIZED TOTAL RETURN AMONG
              3M, S&P 500 INDEX, AND DOW JONES INDUSTRIAL AVERAGE


                              3M STOCK PERFORMANCE
                         (WITH DIVIDEND REINVESTMENT)


                                    [GRAPH]


  Cumulative Return (per graph)
----------------------------------------------
                           1996         1997         1998         1999         2000         2001
                           ----         ----         ----         ----         ----         ----
  3M                      100.0        101.2         90.2        127.4        160.7        161.2
  DJIA                    100.0        124.9        147.6        187.7        178.8        169.2
  S&P 500                 100.0        133.3        171.3        207.4        188.5        166.2

  Annualized Return
--------------------
  3M                       34.5%         1.2%       -10.9%        41.2%        26.2%         0.3%
  DJIA                     28.9%        24.9%        18.1%        27.2%        -4.7%        -5.4%
  S&P 500                  22.9%        33.3%        28.5%        21.0%        -9.1%       -11.8%


REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
     The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent," as required by applicable listing standards of the New York Stock Exchange. The Committee operates pursuant to a Charter that was last amended and restated by the Board on February 12, 2001. As set forth in the Charter, management of the Company is responsible for the preparation, presentation, and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Our independent auditors, PricewaterhouseCoopers LLP, are responsible for auditing the Company's consolidated financial statements and expressing an opinion as to whether they are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America.

     In the performance of its oversight function, the Committee has:

   o Considered and discussed the audited financial statements with management and our independent auditors;

   o Discussed with our independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61, Communication with Audit Committees, and No. 71, Interim Financial Information, as currently in effect;

   o Received the written disclosures from our independent auditors required by Independence Standards Board Standard No.1, Independence Discussions with Audit Committees, as currently in effect, and discussed the independence of PricewaterhouseCoopers LLP with them; and

   o Reviewed the services provided by our independent auditors other than their audit services and considered whether the provision of such other services by our independent auditors is compatible with maintaining their independence.

     Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, to be filed with the Securities and Exchange Commission.


Submitted by the Audit Committee


Edward M. Liddy, Chair

Linda G. Alvarado
Aulana L. Peters
Kevin W. Sharer

AUDIT FEES
     The aggregate fees and expenses of PricewaterhouseCoopers LLP for professional services provided for the audit of the consolidated financial statements for the year ended December 31, 2001, included in the Company's Annual Report on Form 10-K, and for the reviews of the interim consolidated financial information included in the Company's Quarterly Reports on Form 10-Q for that year were $4.5 million, of which an aggregate amount of $3.2 million had been billed through December 31, 2001.

ALL OTHER FEES
     The aggregate fees and expenses billed by PricewaterhouseCoopers LLP for all services provided to the Company, other than the services described above under "Audit Fees," for the year ended December 31, 2001, were $3.3 million. These fees consist of $1.8 million for audit services related to the Company's benefit plans, statutory audits of international subsidiaries, and review of the Company's registration statements filed with the SEC and $1.5 million primarily for tax planning and compliance.

     PricewaterhouseCoopers LLP did not provide any services to the Company relating to financial information systems design and implementation during the year ended December 31, 2001.

By Order of the Board of Directors



/s/ GREGG M. LARSON

GREGG M. LARSON
ASSISTANT GENERAL COUNSEL AND SECRETARY

                                   APPENDIX A
                  3M 2002 MANAGEMENT STOCK OWNERSHIP PROGRAM


                                SECTION 1 PURPOSE


     The purpose of this plan is to help the Company attract and retain outstanding employees, and to promote the growth and success of the Company's business by aligning the financial interests of these employees with the other stockholders of the Company. It has been the policy of the Company to encourage employee participation as stockholders and the Company believes that employee stock ownership has been an important factor contributing to the Company's growth and progress.


                              SECTION 2 DEFINITIONS


   (a) "AWARD" shall mean an Incentive Stock Option, Nonqualified Stock Option, Progressive Stock Option, Stock Appreciation Right, Restricted Stock or other Stock Award granted to a Participant pursuant to this 2002 Program, subject to the terms, conditions, and restrictions of this 2002 Program and to such other terms, conditions, and restrictions as may be established by the Committee.

   (b) "BOARD OF DIRECTORS" shall mean the Board of Directors of Minnesota Mining and Manufacturing Company.

   (c) "CODE" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

   (d) "COMMITTEE" shall mean the Compensation Committee established by the Board of Directors acting without the participation of any member who may have received a grant or award under the 2002 Program or any other similar plan or program of the Company (except those limited to participation by directors) during the previous one-year period, or such other committee of disinterested administrators established by the Board of Directors to comply with Rule 16b-3 promulgated by the Securities and Exchange Commission, as amended from time to time.

   (e) "COMMON STOCK" shall mean the common stock, with a par value of $0.01 per share, of Minnesota Mining and Manufacturing Company.

   (f) "COMPANY" shall mean Minnesota Mining and Manufacturing Company and such subsidiaries or affiliates as may be designated by the Board of Directors from time to time.

   (g) "CONDITIONS" shall mean the condition that the Restricted Period stipulated by the Committee at the time of grants of Restricted Stock shall have expired or terminated and that any other conditions prescribed by the Committee regarding a Participant's continued employment by the Company or the Company's performance during the Restricted Period shall have been satisfied, or any other conditions stipulated by the Committee with respect to Stock Awards.

   (h) "DISQUALIFYING TERMINATION" shall mean a termination of a Participant's employment with the Company (i) due to a violation of any Company policy, including, without limitation, any policy contained in the Company's Business Conduct Manual, (ii) due to embezzlement from or theft of property belonging to the Company, or (iii) while the Participant is assigned an "Unsatisfactory" level of contribution or similar performance rating.

   (i) "DIVIDEND EQUIVALENTS" shall mean that sum of cash or Common Stock of equivalent value equal to the amount of cash or stock dividends paid upon Common Stock subject to any Awards under the 2002 Program, prior to such time as the Participant otherwise becomes entitled thereto as a holder of record.

   (j) "FAIR MARKET VALUE" shall mean the average of the high and low prices for a share of Common Stock as reported on the New York Stock Exchange Composite Transactions, rounded upwards to the nearest $0.05.

   (k) "GRANT DATE" shall mean the effective date of an Award granted to a Participant under the 2002 Program.

   (l) "INCENTIVE STOCK OPTION" shall mean an Option granted to a Participant under the 2002 Program which satisfies the requirements of section 422 of the Code and is so designated in the written or electronic documents evidencing such Option.

   (m) "NONQUALIFIED STOCK OPTION" shall mean an Option granted to a Participant under the 2002 Program which is not an Incentive Stock Option.

   (n) "OPTION" shall mean a Participant's right to purchase the number of shares of Common Stock designated in the Agreement, subject to the terms and conditions of the 2002 Program, and the term shall include both Incentive Stock Options and Nonqualified Options.

   (o) "PARTICIPANT" shall mean any employee of the Company who is designated as a Participant by the Committee.

   (p) "2002 PROGRAM" shall mean the Company's 2002 Management Stock Ownership Program.

   (q) "PROGRESSIVE STOCK OPTION" shall mean an Option granted to a Participant under the 2002 Program upon the exercise of a Nonqualified Stock Option granted under this 2002 Program or its predecessors where such Participant makes payment for all or part of the purchase price and withholding taxes in shares of Common Stock.

   (r) "RESTRICTED PERIOD" shall mean that period of time determined by the Committee during which a Participant shall not be permitted to sell or transfer shares of Restricted Stock granted under the 2002 Program.

   (s) "RESTRICTED STOCK" shall mean that Common Stock granted to a Participant subject to the Conditions established by the Committee.

   (t) "RETIRES" OR "RETIREMENT" shall mean the termination of a Participant's employment with the Company after meeting the requirements for retirement under any retirement plan of the Company (including, in the United States, the Employee Retirement Income Plan of Minnesota Mining and Manufacturing Company).

   (u) "STOCK APPRECIATION RIGHT" shall mean a Participant's right to receive an amount of cash or shares of Common Stock equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the right is exercised over the Fair Market Value of such number of shares of Common Stock on the Grant Date.

   (v) "STOCK AWARD" shall mean any award of Common Stock under the Program and may include Restricted Stock awards or other awards of Common Stock as determined appropriate by the Committee.


                      SECTION 3 SHARES AVAILABLE FOR AWARDS


     The number of shares of Common Stock that may be issued or delivered as a result of Options, Restricted Stock or other Stock Awards granted during the term of the 2002 Program, or made subject to Stock Appreciation Rights granted during the term of the 2002 Program, is 22,700,000. Of this total, no more than 2,270,000 shares may be granted as Restricted Stock and Other Stock Awards. The necessary shares shall be made available at the discretion of the Board of Directors from authorized but unissued shares, treasury shares, or shares reacquired by the Company under corporate repurchase programs. For the purpose of determining the number of shares issued or delivered under the 2002 Program, no shares shall be deemed issued or delivered in connection with an Option granted hereunder unless and until such Option is exercised and shares delivered to the Participant. The payment of stock dividends and dividend equivalents settled in Common Stock in conjunction with outstanding Awards shall not be counted against the shares available for issuance. Shares of Common Stock tendered to or withheld by the Company in connection with the exercise of options, or the payment of tax withholding on any award, granted under this 2002 Program or its predecessors shall be returned to the shares available for future Awards under the 2002 Program.

                            SECTION 4 ADMINISTRATION


     The 2002 Program shall be administered by the Committee, which shall have full power and authority to select the Participants, interpret the Program, continue, accelerate, or suspend the exercisability or vesting of an Award, and adopt such rules and procedures for operating the Program as it may deem necessary or appropriate. Its power and authority shall include, but not be limited to, making any amendments to or modifications of the 2002 Program which may be required or necessary to make such Program comply with the provisions of any laws or regulations of any country or unit thereof in which the Company operates.


                        SECTION 5 DELEGATION OF AUTHORITY


     To the extent permitted by Delaware law, the Committee may delegate to officers of the Company any or all of its duties, power, and authority under the 2002 Program subject to such conditions or limitations as the Committee may establish; provided, however, that no officer shall have or obtain the authority to grant Awards to (i) himself or herself, or (ii) any person subject to section 16 of the Securities Exchange Act of 1934.


                            SECTION 6 TERMS OF AWARDS


     The Committee shall determine the type or types of Awards to be granted to each Participant, which shall be evidenced by such written or electronic documents as the Committee shall authorize. No Participant shall be granted Awards under the 2002 Program with respect to more than 2,000,000 shares of Common Stock. The following types of Awards may be granted under this 2002
Program:

     (a) Incentive Stock Options - Incentive Stock Options granted hereunder shall have a purchase price equal to one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Grant Date. Incentive Stock Options granted hereunder shall become exercisable at such time as shall be established by the Committee and reflected in the documents evidencing such Options, and unless sooner terminated shall expire on the tenth anniversary of the Grant Date.

     (b) Nonqualified Stock Options - Nonqualified Stock Options granted hereunder shall have a purchase price equal to no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Grant Date. Nonqualified Stock Options granted hereunder shall become exercisable and shall expire at such time or times as shall be established by the Committee and reflected in the documents evidencing such Options; provided, however, that no Nonqualified Stock Option shall expire later than ten years after the Grant Date (except that the Committee may extend the exercise period for Nonqualified Stock Options granted to Participants in any country or countries for an additional period of up to one year if and to the extent necessary to prevent adverse tax consequences to such participants under the laws of such country).

     (c) Progressive Stock Options - Whenever a Participant exercises a Nonqualified Stock Option granted under this 2002 Program or its predecessors and makes payment of all or part of the purchase price and withholding taxes, if any, in Common Stock, the Committee may in its discretion grant such Participant a Progressive Stock Option. The number of shares subject to such Progressive Stock Option shall be equal to the number of shares of Common Stock utilized by the Participant to effect payment of the purchase price and withholding taxes, if any, for such Nonqualified Stock Option. Each Progressive Stock Option granted hereunder shall have a purchase price equal to one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of exercise of the Nonqualified Stock Option, which shall be the Grant Date of such Progressive Stock Option. Each Progressive Stock Option granted hereunder shall be exercisable six months after the Grant Date, and shall expire at the same time the Nonqualified Option exercised by the Participant would have expired.

     (d) Stock Appreciation Rights - The term of a Stock Appreciation Right shall be fixed by the Committee and set forth in the documents evidencing such right, but no Stock Appreciation Right shall be exercisable more than ten years after the Grant Date. Each Stock Appreciation Right shall become exercisable at the time or times determined by the Committee and set forth in the documents evidencing such right.

     (e) Restricted Stock - At the time a grant of Restricted Stock is made, the Committee, in its sole discretion, shall establish a Restricted Period and such additional Conditions as may be deemed appropriate for the incremental lapse or complete lapse of restrictions with respect to all or any portion of the shares of Common Stock represented by the Restricted Stock. The Committee may also, in its sole discretion, shorten or terminate the Restricted Period or waive any Conditions with respect to all or any portion of the shares of Common Stock represented by the Restricted Stock. A stock certificate for the number of shares of Common Stock represented by the Restricted Stock shall be registered in the Participant's name but shall be held in custody by the Company for the Participant's account. The Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock, except that the following restrictions shall apply:
(i) the Participant shall not be entitled to delivery of the certificate until the expiration or termination of the Restricted Period and the satisfaction of any other Conditions prescribed by the Committee, if any; (ii) none of the Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of other Conditions prescribed by the Committee, if any; and (iii) all of the Restricted Stock shall be forfeited and all rights of the Participant shall terminate without further obligation on the part of the Company unless the Participant shall have remained a regular full-time employee of the Company or any of its subsidiaries or affiliates until the expiration or termination of the Restricted Period and the satisfaction of the other Conditions prescribed by the Committee, if any. During the Restricted Period, at the sole discretion of the Committee, Dividend Equivalents may be either currently paid or withheld by the Company for the Participant's account, and interest may be paid on the amount of cash dividends withheld at a rate and under such terms as determined by the Committee. Cash or stock dividends so withheld by the Committee shall not be subject to forfeiture. Upon the forfeiture of any Restricted Stock, such shares of Common Stock represented by the Restricted Stock shall be transferred to the Company without further action by the Participant.

     (f) Other Stock Awards - The Committee may, in its sole discretion, grant Stock Awards other than Restricted Stock grants, and such Stock Awards may be granted singly, in combination or in tandem with, in replacement of, or as alternatives to grants or rights under this Program or any other employee benefit or compensation plan of the Company, including the plan of any acquired entity. If the Committee shall stipulate Conditions with respect to such Stock Awards, the Conditions will be set forth in documents evidencing the grant. If Conditions with respect to such Stock Awards shall require the surrender or forfeiture of other grants or rights under this Program or any other employee benefit or compensation plan of the Company, then the Participant shall not have any rights under such Stock Awards until the grants or rights exchanged have been fully and effectively surrendered or forfeited.


                         SECTION 7 SETTLEMENT OF AWARDS


     (a) Payment of Awards may be in the form of cash, Common Stock, or combinations thereof as the Committee shall determine, and with such other restrictions as it may impose. The Committee may also require or permit Participants to elect to defer the issuance of shares or the settlement of Awards in cash under such rules and procedures as it may establish under the 2002 Program. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts denominated in cash or the payment or crediting of Dividend Equivalents on deferred settlements denominated in shares.

     (b) No shares of Common Stock shall be issued to any Participant upon the exercise of an Option until full payment of the purchase price has been made to the Company and the Participant has remitted to the Company the required federal and state withholding taxes, if any. A Participant shall obtain no rights as a stockholder until certificates for such stock are issued to the Participant. Payment of the purchase price or applicable withholding taxes, if any, may be made in whole, or in part, in shares of Common Stock, pursuant to such terms and conditions as may be established from time to time by the Committee. If payment is made in shares of Common Stock, such stock shall be valued at one hundred percent (100%) of their Fair Market Value on the day the Participant exercised his or her Option or, as regards a withholding tax, such other date when the tax withholding obligation becomes due. A Participant need not surrender shares of Common Stock as payment; and the Company may, upon the giving of satisfactory evidence of ownership of said Common Stock by Participant, deliver the appropriate number of additional shares of Common Stock reduced by the number of shares required to pay the purchase price and any applicable withholding taxes. Such form of evidence shall be determined by the Committee.


                   SECTION 8 DELIVERY OF STOCK CERTIFICATES


     (a) Within sixty (60) days after completion of the exercise of an Option or Stock Appreciation Right, or the complete satisfaction of Conditions applicable to a Stock Award, the Company will have delivered to the Participant certificates representing all shares of Common Stock purchased or received thereunder. The Company shall not, however, be required to issue or deliver any certificates for its Common Stock prior to the admission of such stock to listing on any stock exchange on which stock may at that time be listed or required to be listed, or prior to registration under the Securities Act of 1933. The Participant shall have no interest in Common Stock until certificates for such stock are issued or transferred to the Participant and the Participant becomes the holder of record.

     (b) Upon the expiration or termination of the Restricted Period and the satisfaction of other Conditions prescribed by the Committee, if any, the restrictions applicable to a grant of Restricted Stock shall lapse and a stock certificate for the number of shares of Common Stock represented by the Restricted Stock shall be delivered to the Participant or the Participant's beneficiary, representative, or estate, as the case may be, free of all restrictions, except any that may be imposed by law. Unless otherwise instructed by a Participant by an irrevocable written instruction received by the Company, at least six months prior to the date that applicable restrictions lapse, the Company shall automatically withhold as payment the number of shares of Common Stock, determined by the Fair Market Value at the date of the lapse, required to pay withholding taxes, if any.

     (c) In no event will the Company be required to deliver any fractional share of Common Stock in connection with any Award. In the event that a Participant shall be entitled to receive a fraction of a share of Common Stock in connection with an Award granted under this 2002 Program, the Company shall pay in cash, in lieu thereof, the Fair Market Value of such fractional share.


                            SECTION 9 TAX WITHHOLDING


     Prior to the payment or settlement of any Award, the Participant must pay, or make arrangements satisfactory to the Company for the payment of, any and all tax withholding that in the opinion of the Company is required by law. The Company shall have the right to deduct applicable taxes from any Award payment, to withhold from the shares of Common Stock being issued or delivered in connection with an Award an appropriate number of shares for the payment of taxes required by law, or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the withholding of such taxes.


                           SECTION 10 TRANSFERABILITY


     Except as permitted in this Section 10, no Award granted under this 2002 Program may be assigned, transferred (other than a transfer by will or the laws of descent and distribution as provided in Section 11), pledged, or hypothecated (whether by operation of law or otherwise). Awards granted under this 2002 Program shall not be subject to execution, attachment, or similar process. The Committee may, in its sole discretion, permit individual Participants to transfer the ownership of all or any of their Nonqualified Options granted under this 2002 Program to (i) the spouse, children or grandchildren of such Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, and (y) subsequent transfers of transferred Nonqualified Options shall be prohibited except those in accordance with Section 11 (by will or the laws of descent and distribution). The Committee may, in its sole discretion, create further conditions and requirements for the transfer of Nonqualified Options. Following transfer, any such Nonqualified Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Sections 7, 8, and 14 hereof the term "Participant" shall be deemed to refer to the transferee. The events causing termination of Awards in accordance with Section 11 hereof shall continue to be applied with respect to the original Participant, following which the Nonqualified Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 11.



                        SECTION 11 TERMINATION OF AWARDS


     (a) If a Participant's employment with the Company is terminated for any reason other than (i) a Disqualifying Termination, (ii) Retirement, (iii) a physical or mental disability as recognized under a benefit plan maintained by the Company, or (iv) death, and prior to the date of termination the Participant has not fully exercised an Option or Stock Appreciation Right granted under this 2002 Program, such Participant may exercise the Option or Stock Appreciation Right within ninety (90) days following the date of termination (but not beyond the expiration date of such Option or Right) for the number of shares which the Participant could have purchased or received a payment on the date of termination. At the conclusion of such ninety-day period (with respect to the Participant's Options and Stock Appreciation Rights, and at the time of termination with respect to any other Awards), participation hereunder shall cease and all of the Participant's Awards granted under this 2002 Program shall be automatically forfeited unless the documents evidencing such Options or Stock Appreciation Rights provide otherwise.

     (b) If a Participant Retires or changes employment status as a result of a physical or mental disability as recognized under a benefit plan maintained by the Company, without having fully exercised an Option or Stock Appreciation Right, the Participant shall be entitled, within the remaining term of the Option or Stock Appreciation Right (but not beyond the expiration date of such Option or Right), to exercise such Option or Stock Appreciation Right (including any portion thereof not already exercisable at the time of such Retirement or change in employment status). If a Participant who has thus Retired dies, without having fully exercised an Option or Stock Appreciation Right, the Option or Stock Appreciation Right (including any portion thereof not already exercisable at the time of the Participant's death) may be exercised within two years after the date of his or her death (but not beyond the expiration date of such Option or Right) by the Participant's estate or by a person who acquired the right to exercise such Option or Stock Appreciation Right by bequest or inheritance or by reason of the death of the Participant.

     (c) If a Participant, prior to Retirement, dies without having fully exercised an Option or Stock Appreciation Right, the Option or Stock Appreciation Right (including any portion thereof not already exercisable at the time of the Participant's death) may be exercised within two years following his or her death (but not beyond the expiration date of such Option or Right) by the Participant's estate or by a person who acquired the right to exercise such Option or Stock Appreciation Right by bequest or inheritance or by reason of the death of the Participant.

     (d) Notwithstanding paragraph (a) of this section, if a Participant's employment with the Company is terminated before he or she has fully exercised an Option or Stock Appreciation Right under circumstances which the Committee believes to warrant special consideration and the Committee has determined that the Participant's rights should not be forfeited at the time or times specified in paragraph (a), the Option or Stock Appreciation Right (including any portion thereof not already exercisable at the time of termination) may be exercised within two years following his or her termination of employment (but not beyond the expiration date of such Option or Right).

     (e) If a Participant dies, either prior to or following Retirement, or becomes totally disabled because of a physical or mental disability, and has not yet received the stock certificate for the shares of Common Stock represented by a grant of Restricted Stock or other Stock Award, then all restrictions imposed during the Restricted Period and any other Conditions prescribed by the Committee, if any, shall automatically lapse and a stock certificate shall be delivered to the Participant or the Participant's beneficiary, representative, or estate, as the case may be.

     (f) If a Participant's employment with the Company is terminated due to a Disqualifying Termination, participation hereunder shall cease and all of the Participant's Awards granted under this 2002 Program shall be automatically forfeited.

                             SECTION 12 ADJUSTMENTS


     In the event of any change in the outstanding Common Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar event, the Committee shall adjust proportionately: (a) the number of shares of Common Stock (i) available for issuance or delivery under the 2002 Program in accordance with Section 3, (ii) for which Awards may be granted to a single Participant in accordance with
Section 6, and (iii) subject to outstanding Awards granted under the 2002 Program; (b) the purchase prices of outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Common Stock or any distribution (other than normal cash dividends) to holders of Common Stock, such adjustments in the number or kind of shares and the purchase prices, Fair Market Value and other price determinations of the affected Awards as the Committee shall, in its sole discretion, determine are equitable, shall be made and shall be effective and binding for all purposes of such outstanding Awards. In the event of a corporate merger, consolidation, acquisition of assets or stock, separation, reorganization or liquidation, the Committee shall be authorized to cause the Company to issue or assume stock options, whether or not in a transaction to which section 424(a) of the Code applies, by means of substitution of new stock options for previously issued stock options or an assumption of previously issued stock options. In such event, the aggregate number of shares of Common Stock available for issuance or delivery under the 2002 Program in accordance with Section 3 will be increased to reflect such substitution or assumption, and such shares substituted or assumed shall not be counted against the individual Participant maximum set forth in Section 6.


                         SECTION 13 TERM, AMENDMENT, AND
                         TERMINATION OF THE 2002 PROGRAM


     The 2002 Program shall become effective on the date it is approved by the requisite vote of the stockholders of Minnesota Mining and Manufacturing Company, and shall expire (unless it is terminated before then) on the third anniversary of such effective date. Such expiration shall not adversely affect Awards granted under the 2002 Program prior to such expiration date. The Board of Directors may at any time amend or terminate the 2002 Program, except that no amendment or termination shall adversely affect Awards granted under the 2002 Program prior to the effective date of such amendment or termination; provided, however, that no amendment shall be made without the prior approval of the holders of a majority of the issued and outstanding shares of Common Stock represented and entitled to vote on such amendment which would (i) increase the aggregate number of shares of Common Stock available for issuance or delivery under the 2002 Program in accordance with Section 3 (except for adjustments made in accordance with Section 12), or (ii) permit the granting of Awards with purchase prices lower than those specified in Section 6.


                          SECTION 14 CHANGE IN CONTROL


     (a) For purposes of this Section 14, the following words and phrases shall have the meanings indicated below, unless the context clearly indicates otherwise:

     (i) "Person" shall have the meaning associated with that term as it is used in Sections 13(d) and 14(d) of the Act.

    (ii) "Affiliates and Associates" shall have the meanings assigned to such terms in Rule 12b-2 promulgated under Section 12 of the Act.

   (iii)  "Act" means the Securities Exchange Act of 1934.

    (iv) "Continuing Directors" shall have the meaning assigned to such term in Article Thirteenth of the Certificate of Incorporation of Minnesota Mining and Manufacturing Company.

     (b) Notwithstanding any other provision of this 2002 Program to the contrary, all outstanding Options and Stock Appreciation Rights shall (i) become immediately exercisable in full for the remainder of their respective terms upon the occurrence of a Change in Control of the Company, and (ii) remain exercisable in full for a minimum period of six months following the Change in Control; provided, however, that in no event shall any Option or Stock Appreciation Right be exercisable beyond the original expiration date.

     (c) Similarly, all restrictions regarding the Restricted Period or the satisfaction of other Conditions prescribed by the Committee, if any, with respect to grants of Restricted Stock or other Stock Awards, shall automatically lapse, expire, and terminate and the Participant shall be immediately entitled to receive a stock certificate for the number of shares of Common Stock represented by the Restricted Stock or Stock Awards upon the occurrence of a Change in Control.

     (d) For purposes of this Section 14, a Change in Control of the Company shall be deemed to have occurred if:

     (i) any Person (together with its Affiliates and Associates), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as that term is defined in Rule 13d-3 promulgated under the Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities, unless a majority of the Continuing Directors of the Board of Directors prior to that time have determined in their sole discretion that, for purposes of this 2002 Program, a Change in Control of the Company has not occurred; or

    (ii) the Continuing Directors of the Board of Directors shall at any time fail to constitute a majority of the members of such Board of Directors.

     (e) In the event that the provisions of this Section 14 result in "payments" that are finally determined to be subject to the excise tax imposed by section 4999 of the Code, the Company shall pay to each Participant an additional amount sufficient to fully satisfy such excise tax and any additional federal, state, and local income taxes payable on the additional amount.

     (f) The Company shall pay to each Participant the amount of all reasonable legal and accounting fees and expenses incurred by such Participant in seeking to obtain or enforce his or her rights under this Section 14, or in connection with any income tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to the payments made pursuant to this
Section 14, unless a lawsuit commenced by the Participant for such purposes is dismissed by the court as being spurious or frivolous. The Company shall also pay to each Participant the amount of all reasonable tax and financial planning fees and expenses incurred by such Participant in connection with such Participant's receipt of payments pursuant to this Section 14.


                            SECTION 15 MISCELLANEOUS


     (a) Unless otherwise specifically determined by the Committee, settlements of Awards received by Participants under the 2002 Program shall not be deemed a part of any Participant's compensation for purposes of determining such Participant's payments or benefits under any Company benefit plan, severance program, or severance pay law of any country. Nothing in this 2002 Program shall prevent the Company from adopting other or additional compensation programs, plans, or arrangements as it deems appropriate or necessary.

     (b) The 2002 Program shall be unfunded. The Company does not intend to create any trust or separate fund in connection with the 2002 Program. The Company shall not have any obligation to set aside funds or segregate assets to ensure the payment of any Award. The 2002 Program shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award under the 2002 Program, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

     (c) No person shall have any claim or right to be granted an Award under the 2002 Program, and the Participants shall have no rights against the Company except as may otherwise be specifically provided herein. Nothing in this 2002 Program shall be deemed to give any Participant the right to be retained in the employ of the Company, or to interfere with the right of the Company to discipline or discharge such Participant at any time for any reason whatsoever.


     (d) The provisions of this 2002 Program and the documents evidencing Awards granted under this 2002 Program shall be construed and interpreted according to the laws of the State of Minnesota.

     (e) In case any provision of this 2002 Program shall be ruled or declared invalid for any reason, said illegality or invalidity shall not affect the remaining provisions, and the remainder of the 2002 Program shall be construed and enforced as if such illegal or invalid provision had never been included herein.

                   MINNESOTA MINING AND MANUFACTURING COMPANY

                         ANNUAL MEETING OF STOCKHOLDERS

                             TUESDAY, MAY 14, 2002

                                    3M CENTER
                           ST. PAUL, MINNESOTA 55144






[PERF]--------------------------------------------------------------------[PERF]


3M [LOGO]  MINNESOTA MINING AND MANUFACTURING COMPANY
           3M CENTER
           ST. PAUL, MINNESOTA 55144                                      PROXY
--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR USE AT THE ANNUAL MEETING ON TUESDAY, MAY 14, 2002.


The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy card hereby appoint(s) W.J. McNerney, Jr., E.A. Brennan, R.L. Ridgway or any of them, each with full power of substitution, as proxies, to vote all shares of common stock in Minnesota Mining and Manufacturing Company which the stockholder(s) would be entitled to vote on all matters which may properly come before the 2002 Annual Meeting of Stockholders and any adjournments thereof. THE PROXIES SHALL VOTE SUBJECT TO THE DIRECTION INDICATED ON THE REVERSE SIDE OF THIS CARD. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE PROXIES WILL VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED.

FOR PARTICIPANTS IN 3M'S VOLUNTARY INVESTMENT PLAN AND EMPLOYEE STOCK OWNERSHIP PLAN (VIP) AND THE 3M SAVINGS PLAN:

In accordance with the terms of the VIP and Savings Plan, shares allocated to my respective accounts in these plans on the record date will be voted by the trustee, State Street Bank and Trust Company, in accordance with the instructions indicated on the reverse side of this card, and in accordance with the judgment of the trustee upon other business as may properly come before the meeting and any adjournments or postponements thereof. If no instructions are provided or if this card is not received on or before May 10, 2002, shares held in my account for the Savings Plan will be voted by the trustee as directed by the Public Issues Committee of the 3M Board of Directors. If no instructions are provided or if this card is not received on or before May 10, 2002, shares held in my account for the VIP will be voted by the trustee in the same proportion that the other participants in the VIP direct the trustee to vote shares in their VIP accounts.

           (CONTINUED, AND TO BE SIGNED AND DATED ON THE OTHER SIDE)

VOTING INSTRUCTIONS:
THERE ARE THREE WAYS TO VOTE YOUR PROXY

                                                        | ---------------------|
                                                        | COMPANY #            |
                                                        | CONTROL #            |
                                                        | ---------------------|

VOTE BY INTERNET -- http://www.eproxy.com/mmm
o Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site.
o You will be prompted to enter your 3-digit company number and a 7-digit control number (these numbers are located on the proxy card) to create an electronic ballot.

VOTE BY TELEPHONE -- 1-800-240-6326
o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.
o Have your proxy card in hand when you call. You will be prompted to enter your 3-digit company number and a 7-digit control number (these numbers are located on the proxy card).
o Follow the recorded instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage paid envelope provided so that it is received by May 10, 2002.

YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED, AND RETURNED YOUR PROXY CARD. THE DEADLINE FOR INTERNET OR TELEPHONE VOTING IS 5:00 P.M. (CENTRAL DAYLIGHT TIME) ON MAY 10, 2002.

PARTICIPANTS IN 3M'S VOLUNTARY INVESTMENT PLAN AND EMPLOYEE STOCK OWNERSHIP PLAN AND THE 3M SAVINGS PLAN MAY INSTRUCT THE TRUSTEE HOW TO VOTE THEIR SHARES VIA THE INTERNET, BY TELEPHONE, OR BY SIGNING AND RETURNING THE PROXY CARD.

 IF YOU VOTE BY THE INTERNET OR BY TELEPHONE, DO NOT MAIL BACK THE PROXY CARD.

Thank you for voting.

                                                                          SHARES

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS
                     1, 2, 3, 4, AND 5 AND "AGAINST" ITEM 6.

 1. Election of directors -             [ ] Vote FOR     [ ] Vote WITHHELD
    Nominees to 2005 Class:                 all nominees     from all nominees
                                            (except as marked)

     01 Vance D. Coffman  02 Rozanne L. Ridgway  03 Louis W. Sullivan

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

                                                  -----------------------------
                                                 |                             |
                                                  -----------------------------

                                PLEASE FOLD HERE
[PERF]--------------------------------------------------------------------[PERF]

2.    Ratification of Independent Auditors                          [ ]    For     [ ]     Against     [ ]    Abstain

3.    Approval of 2002 Management Stock Ownership Program           [ ]    For     [ ]     Against     [ ]    Abstain

4.    Approval of performance goals under Performance Unit Plan     [ ]    For     [ ]     Against     [ ]    Abstain

5.    Approval of amendment to Executive Profit Sharing Plan        [ ]    For     [ ]     Against     [ ]    Abstain

6.    Stockholder proposal relating to poison pill                  [ ]    For     [ ]     Against     [ ]    Abstain

7. In their discretion, to vote upon other matters properly coming before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, IT WILL BE VOTED "FOR" ITEMS 1, 2, 3, 4, AND 5 AND "AGAINST" ITEM 6.

Address Change? Mark Box [ ]
Indicate changes below:

                                                 Date __________________________

                                                  -----------------------------
                                                 |                             |
                                                  -----------------------------
                                                 Signature(s) in Box

                                                 Please sign exactly as your
                                                 name(s) appears above. If held
                                                 in joint tenancy, all persons
                                                 must sign. Trustees,
                                                 administrators, etc. should
                                                 include title and authority.
                                                 Corporations should provide
                                                 full name of corporation and
                                                 title of authorized officer
                                                 signing the proxy.